                                   EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                                         )
                                               )        CHAPTER 11
                                               )
MAGIC RESTAURANTS, INC., ET AL.,               )        CASE NOS.  95-376
                                               )        THROUGH 95-392
         DEBTORS.                              )        AND CASE NOS. 95-674
                                               )        THROUGH 95-676 (HSB)


                              ORDER CONFIRMING THE
                      SECOND AMENDED PLAN OF REORGANIZATION

           Magic Restaurants, Inc. ("Magic" or "Debtor") and its affiliated debtors and debtors-in-possession (collectively, the "Debtors") filed their Second Amended Plan of Reorganization ("Amended Plan") and a disclosure statement ("Disclosure Statement") with respect to the Amended Plan. This Court approved the Disclosure Statement with respect to the Amended Plan, as modified. A copy of the Amended Plan, the Disclosure Statement, and a ballot for accepting or rejecting the Amended Plan was served in accordance with this Court's Order upon all creditors whose Claims were impaired under the Amended Plan and who were solicited to vote, with a notice ("Notice") advising such creditors of the voting deadline and the date originally scheduled for the Confirmation Hearing. The Confirmation Hearing was continued, pursuant to a Filed notice of continuance and announcements made in open Court, to December 30, 1996, at 2:30 p.m.

                  On or about December 5, 1996 and on December 30, 1996, the Debtors filed certain technical modifications (the "Modifications") to the Amended Plan (the Amended Plan, as modified by the Modifications and any other amendments or modifications stated on the record of the hearing on December 30, 1996, is hereinafter referred to as the "Plan"). A copy of the Plan is attached as Exhibit "A". Capitalized terms used but not defined herein have the meanings set forth in the Plan. Notice of the Modifications Filed on December 5, 1996, and the December 30, 1996 continued Confirmation Hearing was mailed to all Creditors, and has been found appropriate pursuant to a separate Order of this Court.

                  Based upon the entire record of this case and upon the transcript and the proffer of evidence offered at the Confirmation Hearing and all proceedings held before the Court; and after due deliberation and sufficient cause appearing therefor,

THE COURT HEREBY FINDS AS FOLLOWS:

                  A. This Court has jurisdiction over the Debtors and this matter pursuant to 28 U.S.C. Section 1334 and venue is proper pursuant to 28 U.S.C. Section 1408. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(L).

                  B. Any Person, entity or governmental authority required to receive notice of the Confirmation Hearing has received due, proper and adequate notice thereof;

                  C. The Modifications (i) do not cause the Plan to violate Sections 1122, 1123, 1127 or any other provision of the Bankruptcy Code; and (ii) do not affect the adequacy of the Disclosure Statement.

                  D. Notice of the Modifications was sufficient under the circumstances.

                  E. The Plan complies with all applicable provisions of Title 11, United States Code (the "Bankruptcy Code" or simply the "Code").

                  F. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code.

                  G. The Plan specifies the Classes of Claims and Classes of Interests impaired under the Plan and the treatment of each impaired Class. Class 2 Creditors are not impaired under the Plan. Classes 1A through 1K, and Class 3A and 3AA Creditors are impaired under the Plan.

                  H. The Plan provides the same treatment for each Claim or Interest within each particular Class.

                  I. The classification of Claims under the Plan complies with
Section 1122 of the Code.

                  J. The Plan provides adequate means for the execution and implementation of the Plan.

                  K. The Plan complies with Section 1123(a)(6) of the Bankruptcy Code.

                  L. The treatment under the Plan of Claims (if any) of the type specified in Sections 507(a)(1) of the Code complies with the provisions of
Section 1129(a)(9) of the Code, or the Holders of such Claims have agreed to accept a different treatment.

                  M. The Plan has been proposed in good faith and not by any means forbidden by law. The solicitation of acceptances and rejections of the Plan was in good faith and in compliance with Section 1126(b) of the Code.

                  N. The Debtors' objectives in proposing the Plan were to reorganize the Debtors and to maximize payments to and recoveries by creditors.

                  O. The primary purpose of the Plan was not the avoidance of taxes or the avoidance of the Securities Act of 1933.

                  P. Any payments made or promised by the Debtors for professional services or for costs and expenses associated therewith in connection with the Plan and incident to the Debtors' cases have been disclosed to this Court and have been approved by or are subject to the approval of the Court as reasonable.

                  Q. The Debtors have disclosed the identity and affiliations of individuals proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Reorganized Debtors, and the continuance in such office of such individuals is consistent with the interests of the creditors and equity security holders and with public policy. The Debtors have disclosed the identity of any affiliate or insider that will be employed or retained by it and the nature of any compensation for such affiliate or insider.

                  R. The Plan does not provide for any rate change which is subject to the approval of a governmental regulatory commission.

                  S. The procedures by which the Ballots were distributed and tabulated were fair and properly conducted.

                  T. The Ballot Certificate filed with the Court on December 30, 1996 is hereby approved and found to accurately reflect the result of the balloting.

                  U. At or prior to the Confirmation Hearing, the Plan has been accepted and approved by the requisite number of holders of Classes 1D, 1G, 1H Claims. Holders of

Class 3AA Claims have previously accepted the Plan by requisite number and amount, and the Modifications do not materially adversely affect the treatment of Class 3AA creditors under the Plan.

                  Classes 1B, 1C, 1E, 1F, 1I, 1J, and 3A were each adversely affected by the Modifications, and thus are deemed to have rejected the Plan. The Plan is confirmable as to each of those Classes pursuant to 11 U.S.C.
Section 1129 of the Code.

                  V. Class 2 Claims are unimpaired under the Plan and are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Code.

                  W. With respect to each Class, each holder of a Claim in such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Code on the same date.

                  X. The Plan is feasible. The Debtors have demonstrated that there is a reasonable prospect of (i) their being able to obtain funds necessary to pay for the obligations required to be paid under the Plan and being able to meet the financial obligations imposed under the Plan without the need for further financial arrangements or reorganization, and (ii) the Debtors being able to execute and deliver, all documents, agreements and/or instruments provided for under the Plan and/or required by applicable law to consummate the transactions and conveyances contemplated by the Plan. Confirmation of the Plan is not likely to be followed by the liquidation of the Reorganized Debtors.

                  Y. The Plan provides for the payment of all fees payable under 28 U.S.C. Section 1930 on the Effective Date.

                  Z. With respect to all Classes of Equity Interests, the Plan is fair and equitable, and does not discriminate unfairly with respect to any Class of Claims or Interests.

                  AA. The Debtors have met their burden of showing their ability to cure any defaults under the executory contracts to be assumed and assigned under Article IV of the Plan.

                  BB. The parties to the executory contracts to be assumed by the Debtors under the Plan and this Order (which contracts are listed on Exhibit IV to the Plan) have received adequate assurances of future performance within the meaning of Section 365(f)(2) of the Code.

                  WHEREFORE, IT IS HEREBY ORDERED:

                  1. The above findings are incorporated herein by reference as if fully set forth herein.

                  2. The Plan is approved and confirmed pursuant to Section 1129(a) of the Bankruptcy Code and the terms of the Plan are incorporated herein.

                  3. The Plan and its provisions shall be binding upon the Debtors, the Reorganized Debtors, any entity acquiring property under the Plan, any holder of a Claim or Interest against the Debtor, any federal, state or local taxing authority, and any other party in interest regardless of whether the Claim or Interest of such holder or right or obligation of any party in interest is impaired under the Plan and whether or not such holder or party in interest has accepted the Plan.

                  4. Except as otherwise provided in the Plan and this Order and in accordance with Sections 1141(b) and (c) of the Code, all assets of the estates of MRI and the Subsidiaries shall automatically (without the need for further action) vest in the respective Reorganized Debtors on the Effective Date, free and clear of all Claims, liens, encumbrances and equities.

                  5. The Debtors and their respective directors, officers, agents, attorneys and affiliates are hereby authorized to execute, deliver, implement and perform each of the requirements of the Plan and to take such other steps and perform such other acts as may be necessary to implement and effectuate the Plan, and are further hereby authorized and directed to execute and deliver any instrument and perform any other act that is necessary for the consummation of the Plan.

                  6. The Debtor shall have the right, to the fullest extent permitted under Section 1142 of the Bankruptcy Code, to apply to the Court for an order directing any Person to execute and deliver any instrument or perform any other act required under or pursuant to the Plan.

                  7. The Claims of the Holders of Postpetition Senior Secured Notes against MRI and the Subsidiaries are hereby allowed in the amounts set forth on Exhibit ____ of this Order, together with accrued and unpaid interest incurred through the Effective Date. Each such Holder, and the Debtors, have agreed that the allowed Claims of such Holders against MRI and the Subsidiaries shall, upon the Effective Date, be converted into shares of New Common Stock in accordance with Article III.A.1.c. of the Plan. Upon such conversion, all liens previously granted to the holders of the Postpetition Senior Secured Notes in and to any property of MRI or the Subsidiaries shall be deemed released, with no further action required by the Holders of such Claims, the Debtors, or the Reorganized Debtors. The Claims of such Holders against Debtors that are not Reorganized under the Plan are not released under this Order or the Plan.

                  8. The assumption by the Debtors of the executory contracts listed on Exhibit IV to the Plan are approved as of the Effective Date.

                  9. All executory contracts and unexpired leases of MRI and the Subsidiaries other than the executory contracts listed on Exhibit IV to the Plan are rejected as of the date hereof.

                  10. Any Claim arising from the rejection of any executory contract or unexpired lease involving any of the Debtors not filed with the Court by the deadline for doing so set forth in the Plan shall be forever barred from assertion against the Debtors, their estates, or otherwise.

                  11. The treatment of disputed claims pursuant to Article V.K of the Plan is approved.

                  12. Objections to Claims shall be filed by the Reorganized Debtors and served upon each Holder of each of the Claims to which objections are made not later than twelve (12) months subsequent to the Effective Date or within such other time period as may be fixed by the Court.

                  13. Any certificate or instrument, required or permitted by law to be filed or recorded with any state official of any state to accomplish any corporate purpose under the Plan, including without limitation the filing of restated certificates of incorporation, bylaws, certificates of merger, and certificates of dissolution, may be signed and filed on behalf of any Reorganized Debtor under the Plan by such Reorganized Debtor's president, any vice president, secretary or treasurer, without any action by the board of directors or shareholder(s) of such entity.

                  14. From and after the Effective Date, in accordance with the Plan, the Reorganized Debtors shall litigate to judgment, settle or withdraw objections to Disputed Claims, in the sole discretion of the Reorganized Debtors without notice to any party in interest with the exception of the party to whom a claim objection is being interposed.

                  15. Distributions required to be made to the holders of Claims against the Reorganized Debtors shall be made as provided in the Plan.

                  16. In the event that there exists any inconsistency between the terms of the Plan and this Order, the terms of this Order shall control.

                  17. Pursuant to the Notice of (I) Order Approving the Debtors' Disclosure Statement, (II) Setting Administrative Claims Bar Date, (III) Confirmation Hearing, (IV) Cancellation of Stock Interests, and (V) Deadline for Filing Objections to Second Amended Plan, and the Court's Order dated August 30, 1996, all administrative claims and entitlement to payment from the Debtors' estates of the kind specified in Section 507(a)(1) of the Bankruptcy Code (except for (i) Claims of professionals of the Debtors and the Creditors Committee, (ii) Claims of Red Robin, (iii) Claims evidence by Postpetition Senior Secured Notes, (iv) Claims of the IRS, and (v) Claims otherwise preserved or allowed in this Order) that were not filed with the Court and served on counsel for the Debtors by October 3, 1996 are forever barred from assertion against the Debtors, the Reorganized Debtors, and their estates. With respect to claims of professionals of the Debtors and the Creditors Committee retained by Order of this Court, except as otherwise provided in such Order, each professional shall file a fee application with this Court covering the period from the commencement of this case through the date of this Order by no later than forty-five (45) days after the Effective Date. Professional fees incurred subsequent to the Confirmation Date shall be paid in the Reorganized Debtors' ordinary course of business without further approval of the Bankruptcy Court.

                  18. Except as otherwise expressly provided in the Plan or this Order, from and after the Effective Date, all state and local governmental agencies, entities or authorities are hereby jointly and severally restrained and enjoined from commencing or continuing any action to collect, from the Reorganized Debtors or their property, any stamp or similar tax within the meaning of Section 1146(c) of the Code with respect to the transactions contemplated or described in this Confirmation Order or the Plan.

                  19. Except as otherwise provided in the Plan, the Reorganized Debtors and their estates shall be discharged and released from any and all Claims and Interests of any nature whatsoever existing as of the Effective Date. Except as otherwise provided in the Plan and the documents executed in conjunction therewith, including without limitations this Order, from and after the Effective Date, all Creditors shall be precluded from asserting against the Reorganized Debtors, and their estates, Claims based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

                  20. The discharge and injunction set forth in Article V.H. of the Plan is approved.

                  21. Without limiting the effect or terms of Article X.G of the Plan, the commencement or continuation of any action which seeks to assert a claim for relief against the Debtors, the Debtors' affiliates, or the present or past directors, officers, partners, employees, agents, nominees, representatives and attorneys of the Debtors in respect of (a) any actions taken or not taken during the course of this case, (b) the Plan or for any statements or representations included in, or alleged omissions from the Disclosure Statement,
(c) the authorization for or the formulation, negotiation, confirmation or consummation of the Plan, (d) any distributions, payments or transfers made under the Plan, or (e) acts performed pursuant to the Plan, are forever enjoined. This paragraph shall not prohibit or impair the Debtors or the Reorganized Debtors from commencing proceedings in this Bankruptcy Court as permitted under of the Plan to enforce, preserve and protect their respective rights and benefits arising or preserved under, or related to, the Plan.

                  22. Except as otherwise provided in the Plan or in this Order, the restraining provision of Section 362(a) of the Code shall continue in effect as to all Debtors and their property until the Effective Date.

                  23. The Debtors' settlement of various claims and rights involving Monolith Enterprises, Inc. ("Monolith") and its affiliates is hereby approved in all respects (subject to the occurrence of the Effective Date) on the terms set forth hereafter, and upon the Effective Date the Reorganized Debtors are directed and authorized to consummate the following settlements in all respects:

                           (a) W.R. Grace & Co. -- Conn. ("Grace") holds
                  administrative rent claims of $241,444.88, $5,000.00, and $20,000.00 with respect to rental payments made to the landlords at the Fair Oaks, HarborPlace, Chevy Chase locations (the "Administrative Rent Claims"). In full satisfaction of the Administrative Rent Claims Grace shall be paid $95,000.00 cash by Reorganized MRI on the Effective Date.

                           (b) The $171,444.88 balance of Grace's Administrative
                  Rent Claims, and Grace's general Unsecured Claim in the amount of $482,748.13, shall be Allowed in the total amount of $654,193.01 as an Unsecured Claim against MRI, and shall be treated under Subclass 3A of the Plan.

                           (c) The claims of Grace Culinary Systems, Inc.
                  ("Grace Culinary") against the Debtors shall be allowed as a general Unsecured Claim against MRI in the amount $165,323.94, and shall be treated under Subclass 3A of the Plan.

                           (d) Monolith shall be paid, on the Effective Date,
                  $5,000.00, in full satisfaction of its Secured Claims with respect to Collateral located at or used in the Tyson's Corner restaurant. All other Collateral of Monolith, if any, shall be treated as described in Subclass 1G of the Plan.

                           (e) All other claims of Monolith shall be fully
                  satisfied by an Allowed Unsecured Claim against MRI in the amount of $2,719,571.45, which shall be treated pursuant to Subclass 3A of the Plan.

                           (f) Monolith, Grace, and Grace Culinary may, on or
                  after this date, assign the claims allowed under this Order or the right to receive distributions of New Common Stock under Subclass 3A of the Plan to or among each other, their affiliates, or third parties, upon written designation to Reorganized MRI.

                           (g) As a material condition of this compromise and
                  settlement, Monolith, Grace, and Grace Culinary shall receive an interim distribution of 50,000 shares (total) of New Common Stock from the MRI Share Allocation, within 60 days of the Effective Date.

                           (h) Upon the occurrence of the Effective Date, Grace,
                  Grace Culinary, Monolith, and their affiliates, predecessors, successors, and assigns (collectively, the "Grace Parties") shall be deemed to and shall have in fact released all claims, causes of actions and rights they may have against each of the Debtors, the Reorganized Debtors, their assets, and their properties, excepting only those claims and rights expressly preserved in this paragraph of this Order.

                           (i) Upon the Effective Date the Debtors, the
                  Reorganized Debtors, and their affiliates, predecessors, successors, and assigns shall be deemed to and shall have in fact released all claims, causes of actions, and rights they may have against any of the Grace Parties.

                  24. In accordance with but without limiting the terms of
Article V.G. of the Plan, the Debtors, and all of their attorneys, officers, agents, and employees, have acted in good faith and in compliance with applicable laws, including Sections 1125 and 1145 of the Code and the federal securities laws. The Section 1145 exemption from registration applies to the New Securities to be issued under the Plan.

                  25. The name of Reorganized MRI shall be changed, without the necessity for further corporate action, to "Redhead Bistro Bar, Inc," and the name of each operational Reorganized Debtor that operates as a Redhead restaurant after the Effective Date shall be changed, without further corporate action, to "Redhead Bistro Bar at [location], Inc."

                  26. The Reorganized MRI Restated Certificate of Incorporation and the Reorganized MRI Restated Bylaws attached as Exhibits __ and ___ are approved in all respects, and shall constitute the constituent corporate documents of Redhead Bistro Bar, Inc.

                  27. The model form Reorganized Other Debtor Restated Certificate of Incorporation and the model form Reorganized Other Debtor Restated Bylaws attached as Exhibits __ and ___ are approved in all respects, and shall constitute the form of constituent corporate documents of each operational Reorganized Debtor that operates, after the Effective Date, as a "Redhead Bistro Bar at [location], Inc."

                  28. Irrespective of the terms on which the Reorganized Debtors are authorized to issue New Preferred Stock in Exhibits ___ and ___, the terms of the New Preferred Stock issued to Creditors under the Plan shall be as set forth in Exhibits 1.A-1, 1.A-2, and 1.A-3 of the Plan, or as has been or may otherwise be agreed between such Creditors and the Reorganized Debtors.

                  29. Notwithstanding anything to the contrary in the Plan, (a) the Reorganized Debtors' first quarterly installment to the IRS on account of its Tax Claims shall be made ninety (90) days after the Effective Date, (b) any and all rights of setoff the

IRS may have pursuant to Bankruptcy Code Section 553 are preserved and not affected by the Plan.

                  30. The Class 1D Secured Claim of Keybro shall be treated as follows:

                           (a) The subclass 1D Secured Claim of Keybro is hereby
                  Allowed in the amount of $764,572 (principal), plus simple interest from April 5, 1995 through the Effective Date at the rate of 12% per annum, less $12,000 in post-petition interest paid during the pendency of the Reorganization Cases.

                           (b) Keybro shall be paid $100,000 in Cash upon the
                  Effective Date, in partial satisfaction of its Allowed Secured Claim.

                           (c) The balance of the Keybro Secured Claim shall be
                  satisfied by the delivery to Keybro of New Preferred Stock issued by Red Heads Bistro Bar at Levittown, Inc. under the terms set forth on Exhibit I.A-2 to the Plan.

                           (d) Upon the occurrence of the Effective Date and the
                  payment to Keybro described in subparagraph (b) above, Keybro will be deemed to and will in fact have released all of its liens and security interests in all property of MRI or any of the Reorganized Debtors.

                           (e) Keybro shall retain its liens and security
                  interests in the property of Magic Restaurant at Staten Island, Inc. ("MRI Staten") and Magic Restaurant at Sayreville, Inc. ("MRI Sayreville"), and such liens and security interests (if any) shall continue in effect to secure the Reorganized Debtors' obligations under the Plan. In the event that any assets of MRI Staten or MRI Sayreville upon which Keybro holds a lien or security interest are sold or liquidated after this date, the proceeds of the sale, after payment of expenses of sale and satisfaction of any prior perfected liens in or to those assets, shall be paid to Keybro in Cash and applied to redeem the New Preferred Stock issued to Keybro.

                           (f) The preceding treatment of Keybro is in full
                  satisfaction of all claims Keybro may hold against any of the Debtors, whether Secured or Unsecured, as of this date.

                  31. All of the Collateral identified on Exhibit ____ (the "Paramount Collateral") which is presently located at the Debtor's Staten Island, New York restaurant and which secures the Secured Claim of Paramount shall be abandoned to Paramount upon entry of this Order, in full satisfaction of all of Paramount's claims, Secured or Unsecured, against any of the Debtors. This abandonment is expressly subject to any valid and perfected liens, if any, in the Paramount Collateral held by Keybro.

                  32. Reorganized MRI shall pay any Allowed Administrative rent claims due the Rouse Companies (or their affiliates) from Magic Restaurant at Staten Island, Inc. for the period ending December 31, 1996 by the later of (1) sixty (60) days after the Effective Date, or (2) if the claim is Dispute, the date the claim is Allowed.

                  33. Without limiting the effectiveness or terms of any other provision of the Red Robin Settlement,

                           a. Nothing in the Plan, including Article X.G. of the
Plan, or in this Order shall discharge or release any current or former officer or director of the Debtors from personal liability to Red Robin under any such officer's or director's guarantee of any Debtor's indebtedness to Red Robin;

                           b. In accordance with Article IV.B.2 of the Plan,
upon and after the Effective Date, the Red Robin Settlement shall be fully implemented and binding, upon its terms, upon the Reorganized Debtors, except as modified under subsections (c) and (d) hereafter;

                           c. The 5333 shares of New Preferred Stock to be
issued to Red Robin on the Effective Date shall be issued by Redhead Bistro Bar at Secaucus, Inc. (1778 shares), Redhead Bistro Bar at Levittown, Inc. (1778 shares), and Redhead Bistro Bar at Yonkers, Inc. (1777 shares), nothwithstanding anything in the Red Robin Settlement to the contrary. The New Preferred Stock to be issued by Redhead Bistro Bar at Levittown shall have the terms set forth in Plan Exhibit 1.A.2; the New Preferred Stock issued by Redheads Bistro Bar at Secaucus, Inc. and Redheads Bistro Bar at Yonkers, Inc. shall have the terms set forth in Plan Exhibit 1.A.1.

                           d. The "Conversion Period" under the Red Robin
Settlement shall expire on September 30, 1997.

                           e. Red Robin's $975,000 Unsecured Claim shall be
treated under Subclass 3A of the Plan. No portion of the claim shall be treated under Subclass 3AA.

                  34. The Court shall retain exclusive jurisdiction over the Debtors' cases to the extent provided in this Order, and Article IX of the Plan, including exclusive jurisdiction over all controversies, disputes, and suits which may arise in connection with the interpretation or enforcement of the Plan or this Confirmation Order.

                  35. This Court hereby further retains jurisdiction of these proceedings pursuant to and for the purposes of Sections 105(a), 1127 and 1142 of the Code and for such purposes as may be necessary or useful to aid the confirmation and consummation of the Plan and implementation of the Plan.

                  32. Neither the filing of the Plan, nor any statement or provision contained therein, nor the taking by the Debtors or any party in interest of any action with respect to the Plan may (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors or any party in interest might have against the Debtors or any Creditor or Interest holder, and until the Effective Date all of such rights are specifically reserved. In the event that the Effective Date does not occur, neither the Plan, nor any statement contained therein, nor this Order may be used or relied upon in any manner in any suit, action, proceeding or controversy within or outside of the Chapter 11 case involving the Debtors.

                  33. The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

                  34. If any provision of this Order, or the application of any provision of this Order to any person or circumstance, shall be held invalid or contrary to the provisions of the Bankruptcy Code, the remainder of this Order, or the application of the provisions of this Order other than those as to which it is held invalid, shall not be affected thereby.

                  35. Within five (5) business days of the entry of this Order, the Debtors shall serve a notice of confirmation of Plan upon all Creditors, and upon the parties to any executory contract listed on Exhibit IV to the Plan.

Dated:            Wilmington, Delaware
                  December        , 1996


                                           ------------------------------
                                                    Helen S. Balick
                                           United States Bankruptcy Judge

                                  EXHIBIT _____

                   SERIES A DIP LENDERS, PRINCIPAL AND ACCRUED
                                    INTEREST



                                                                                                                   ACCRUED
                                                                                                                   INTEREST
                                                                                                                   THROUGH
                                                                                                                   NOVEMBER
NAME                                       ADDRESS                           DATE             PRINCIPAL            30, 1996
----                                       -------                           ----             ---------            --------

Kamar Jamal                         2628 S. Glenhaven                       4/6/95            $100,000               $10,981
                                    Houston, Texas 77025

RehCam                                4900 Woodway #675                    Various            $200,000               $20,844
Investments                         Houston, Texas 77056

Mohammadali                            P. O. Box 3112                      Various            $400,000               $35,441
Hassanali                               Dubai, U.A.E.

Paul Micheal                      2909 Hillcroft, Suite 450                8/24/95             $50,000               $10,981
                                       Houston, Texas

Charles Cook                            3827 Kiamesha                      12/8/95             $50,000                $5,885
                                    Missouri City, Texas
                                            77549

Ali Khin                            1005 Gulf Blvd. #401                    1/4/96            $200,000               $21,764
                                     Indian Rock Beach,
                                        Florida 34635

Belaty                             Holland Intertrust N.V.                 Various            $800,000               $40,110
Corporation N.V.                    Landhusi Joonchi Kaya
                                   Richard J. Beaujon z/n
                                    Curacao, Netherlands
                                          Antilles

                                                                                                                           ACCRUED
                                                                                                                          INTEREST
                                                                                                                           THROUGH
                                                                                                                          NOVEMBER
NAME                                              ADDRESS                           DATE             PRINCIPAL            30, 1996
----                                              -------                           ----             ---------            --------

Chillington                               Holland Intertrust N.V.                 8/12/96            $150,000               $5,129
Corporation N.V.                           Landhusi Joonchi Kaya
                                          Richard J. Beaujon z/n
                                           Curacao, Netherlands
                                                 Antilles
John                                                                              8/31/96            $500,000               $14,959
McConnoughy

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                             ) Chapter 11
                                                   )
MAGIC RESTAURANTS, INC., (Tax I.D. No. 95-         )
4169432), MAGIC ENTERPRISES INC., (Tax I.D. No.    ) Case Nos. 95-376 through
13-3256164), MAGIC RESTAURANT OF L.I. CORP.,       ) 95-392 and Case Nos. 95-674
(Tax I.D. No. 13-3276570), MAGIC RESTAURANT AT     ) through 95-676 (HSB)
SECAUCUS, INC., (Tax I.D. No. 13-3327446),  MAGIC  )
RESTAURANT AT SMITHHAVEN, INC., (Tax I.D.          ) (Jointly Administered under
No. 13-3353366), MAGIC RESTAURANT AT               ) Case No. 95-376)
YONKERS, CORP., (Tax I.D. No. 13-3370106), MAGIC   )
RESTAURANT AT WAYNE, INC., (Tax I.D. No. 13-       )
3536223), MAGIC RESTAURANT OF N.J. CORP.,          )
(Tax I.D. No. 13-3276574), MAGIC CARMELLA'S        )
RESTAURANT INC., (Tax I.D. No. 13-3661220),        )
MAGIC RESTAURANT AT SAYREVILLE, INC., (Tax         )
I.D. No. 22-33-4247), MAGIC RESTAURANT AT KEW      )
GARDENS, INC., (Tax I.D. No. 13-3549656), MAGIC    )
RESTAURANTS AT KINGS PLAZA, INC., (Tax I.D.        )
No. 13-3318650), MAGIC AMERICAN CAFE INC.,         )
(Tax I.D. No. 13-3744367), CARMELLA'S CAFE OF      )
GREECE, INC., (Tax I.D. No. 16-1363431), MAGIC     )
ROCK INC., (Tax I.D. No. 13-3687093), MAGIC ROCK   )
BEDFORD, INC., (Tax I.D. No. 13-3687094), 10       )
COLUMBIA CORPORATE CENTER, INC., (Tax I.D.         )
No. 22-3018095), MAGIC RESTAURANT OF NEW           )
YORK CORP., (Tax I.D. No. 13-3256167), MAGIC       )
RESTAURANT AT ELMSFORD, INC. and MAGIC             )
RESTAURANT AT STATEN ISLAND, INC.                  )
                           Debtors.


                 DEBTORS' SECOND AMENDED PLAN OF REORGANIZATION

                     (AS MODIFIED THROUGH DECEMBER 30, 1996)

                                TABLE OF CONTENTS

                                                                                                   PAGE

Exhibits

Exhibit I.A--1             Reorganized Magic Restaurants, Inc. -- Subsidiary Preferred
                                    Stock -- Summary of Principal Terms and Conditions

Exhibit I.A--2             Reorganized Magic Restaurants, Inc. -- Levittown Preferred
                                    Stock -- Summary of Principal Terms and Conditions

Exhibit I.A--3             Reorganized Magic Restaurants, Inc. -- Series B Notes MRI Preferred
                                    Stock -- Summary of Principal Terms and Conditions

Exhibit I.A--4             Red Head Plan

Exhibit IV.A               Schedule of Contracts to be Assumed

Exhibit IV.B               Schedule of Contracts to be Rejected

                                       I.

                                    PREAMBLE

         Magic Restaurants, Inc., Magic Enterprises, Inc., Magic Restaurant of L.I. Corp., Magic Restaurant at Secaucus, Inc., Magic Restaurant at Smithhaven, Inc., Magic Restaurant at Yonkers, Corp., Magic Restaurant at Wayne, Inc., Magic Restaurant of N.J. Corp., Magic Carmella's Restaurant, Inc., Magic Restaurant at Sayreville, Inc., Magic Restaurant at Kew Gardens, Inc., Magic Restaurants at Kings Plaza, Inc., Magic American Cafe, Inc., Carmella's Cafe of Greece, Inc., Magic Rock, Inc., Magic Rock Bedford, Inc., 10 Columbia Corporate Center, Inc., Magic Restaurant at Staten Island, Inc., Magic Restaurant at Elmsford, Inc., and Magic Restaurant of N.Y. Corp., debtors and debtors in possession in the above-captioned jointly administered Reorganization Cases (collectively, "Debtors" or the "MRI Group"), hereby propose the following "Debtors' Second Amended Plan Of Reorganization" (this "Plan"). Reference is made to the "Disclosure Statement Relating to the Debtors' Second Amended Plan Of Reorganization" (the "Disclosure Statement") for a discussion of (i) the MRI Group's businesses, (ii) their historical financial and operational information,
(iii) projections for the Reorganized Debtors, (iv) the Red Head Plan, and (v) a summary and analysis of this Plan.

         A.       DEFINITIONS

         In addition to such other terms as are defined in the foregoing Preamble or in other Sections of this Plan, the following terms (which appear in this Plan or in the Disclosure Statement as capitalized terms) have the following meanings as used in this Plan or the Disclosure Statement, as the case may be:

         1. "Administrative Claim" means a Claim for costs and expenses of administration Allowed under Bankruptcy Code Section 503(b) or 507(b). Administrative Claims include, but are not limited to, fees payable under 28 U.S.C. Section 1930, and all Claims evidenced by Postpetition Senior Secured Notes.

         2. "Affiliate" means any Person that is an "affiliate" of a Debtor within the meaning of Bankruptcy Code Section 101(2).

         3. "Allowed" means, with respect to a Claim against or Equity Interest,
(a) that proof of such Claim or Equity Interest was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Rule 3003(c)(3) of the Bankruptcy Rules, and either (i) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order or (ii) an objection has been interposed, but such Claim or Equity Interest has been allowed in whole or in part by a Final Order (and if in part, only to the extent so allowed), (b) that no proof thereof was so filed, but that such Claim or Equity Interest has been listed by such Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, (c) that such Claim arises from the recovery of property under Bankruptcy Code Section 550 or 553 and is allowed in accordance with Bankruptcy Code Section 502(h), or (d) that such Claim is allowed under this Plan. No Claim that is a Disputed Claim or subject to becoming a Disputed Claim under this Plan will be deemed an Allowed Claim.

         4. "Applicable Tax Interest Rate" means, (a) with respect to Tax Claims due the IRS, 8.5%, and (b) with respect to all other Tax Claims, the 5-year United States Treasury bill rate as in effect on the Effective Date.

         5. "Ballot" means the form or forms distributed to each holder of an Impaired Claim or Impaired Equity Interest on which is to be indicated acceptance or rejection of this Plan and any election for treatment of such Impaired Claim or Equity Interest in a particular manner under this Plan.

         6. "Ballot Date" means the date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of this Plan must be received.

         7. "Bankruptcy Code" means title 11 of the United States Code, as the same may from time to time be amended and in effect and applicable to proceedings in the Reorganization Cases.

         8. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or, in the event such court ceases to exercise jurisdiction over the Reorganization Cases, such other court or adjunct thereof as exercises jurisdiction over the Reorganization Cases.

         9. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as the same may from time to time be amended and in effect and applicable to proceedings in the Reorganization Cases.

         10. "Bar Date Orders" means the orders of the Bankruptcy Court establishing (i) October 30, 1995 as the deadline for Filing proofs of Claim in respect of Claims arising or deemed to have arisen prior to commencement of the Reorganization Cases and (ii) establishing October 3, 1996 as the deadline for filing requests for payment and allowance of certain Administrative Claims.

         11. "Big Apple" means Big Apple Family Fun Center, Inc.

         12. "Big Apple Prepetition Credit Agreements" means those certain documents and agreements by and between Big Apple, or its predecessor in interest, and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to Big Apple, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         13. "Board of Directors" means the board of directors (or any committee thereof which, under applicable law, has the power of such board of directors) of any member of the MRI Group or the Reorganized Debtors, as the context may indicate.

         14. "Business Day" means any day, other than a Saturday, Sunday, "legal holiday" (as defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in New York, New York are required or authorized by law or executive order to close.

         15. "Carmella's Cafe of Greece, Inc." means Carmella's Cafe of Greece, Inc., a New Jersey corporation, and one of the Debtors.

         16. "Cash" means legal tender of the United States of America. Any payment made by wire or other transfer of immediately available funds shall be deemed to have been made in Cash.

         17. "Claim" means a claim as that term is defined in Bankruptcy Code
Section 101(5).

         18. "Claimant" means the holder of a Claim.

         19. "Claims Bar Date" means the applicable bar date by which a proof of Claim must be Filed, as established by a Final Order of the Bankruptcy Court, including, without limitation, the Bar Date Order.

         20. "Claims Estimation Order" means an order of the Bankruptcy Court, including, as applicable, the Confirmation Order, estimating any Claim or Claims that are or may become Disputed Claims for purposes of distributions under this Plan.

         21. "Class" means one of the classes of Claims or Equity Interests established under Article II of this Plan pursuant to Bankruptcy Code Section 1122.

         22. "Collateral" means any property or interest in property of the estate of any Debtor subject to an unavoidable Lien to secure the payment or performance of a Claim.

         23. "Concept" means an integrated program or system for the operation of casual dining restaurants under the name "REDHEADS" (the "Concept Name"), as effected in restaurants currently operating under the Concept Name and including, without limitation, the Concept Name, all trademarks, trade names, patents, service marks, brand marks, brand names, industrial designs, trade dress, copyrights and other items of intellectual property of whatever nature, operating systems and procedures, menus, recipes and food preparation and service guidelines, design elements (including, without limitation, design of signage, logos, interior decor, furnishings, fixtures and equipment, employee uniforms and badges, china, flatware, placemats and the like), advertising materials (of whatever kind in whatever media), and all other items, of whatever kind or description, whether similar or dissimilar to any of the foregoing, in any way forming part of, related to, or used or useful in connection with, such program or system (including the Concept
Name), or operations thereunder.

         24. "Confirmation" means the entry by the Clerk of the Bankruptcy Court of the Confirmation Order.

         25. "Confirmation Date" means the date on which Confirmation occurs.

         26. "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of this Plan, as it may be adjourned or continued from time to time.

         27. "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan.

         28. "Creditor" means a creditor as such term is defined in Bankruptcy Code Section 101(10).

         29. "Creditors' Committee" means the Official Unsecured Creditors' Committee appointed pursuant to Bankruptcy Code Section 1102 in the Reorganization Cases, as constituted from time to time.

         30. "Davstar" means Davstar Managed Investment Corp.

         31. "Davstar Prepetition Credit Agreements" means those certain documents and agreements by and between Davstar and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to Davstar, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         32. "Debtors" has the meaning assigned to it in the Preamble of this Plan, and "Debtors in Possession" means each Debtor in its capacity as a debtor in possession under Sections 1107(a) and 1108 of the Bankruptcy Code.

         33. "Disbursing Agent" means any Person in its capacity as a disbursing agent under this Plan.

         34. "Disclosure Statement" means the "Disclosure Statement Relating to the Debtors' Second Amended Plan Of Reorganization" (and all Exhibits annexed thereto or referenced therein), that relates to this Plan and that has been approved by order of the Bankruptcy Court pursuant to Bankruptcy Code Section 1125.

         35. "Disputed Claim" means a Claim (a) as to which a proof of Claim has been Filed or deemed Filed and as to which an objection has been timely Filed, which objection has not been withdrawn and has not been overruled or denied by a Final Order, and, (b) prior to the deadline under this Plan for filing objections to Claims, as to which (i) the amount of the Claim specified in the Filed proof of Claim exceeds the amount of the Claim Scheduled by the MRI Group as other than disputed, contingent, or unliquidated, (ii) the priority of the Claim specified in the Filed proof of Claim is of a more senior priority than the priority of the Claim Scheduled by the MRI Group, (iii) the Claim has been Scheduled as disputed, contingent, or unliquidated, or (iv) the Claim has not been Scheduled.

         36. "Distribution Date" means the date a distribution of Cash or New Common Stock is required to be made under this Plan.

         37. "Distribution Record Date" means the date fixed by the Bankruptcy Court as the deadline for any Disbursing Agent to recognize assignments of Allowed Claims or Equity Interests pursuant to Bankruptcy Rule 3001(e).

         38. "Effective Date" has the meaning set forth in Article VII of this Plan.

         39. "Equity Holder" means a holder of an Allowed Equity Interest in any of the Debtors.

         40. "Equity Interest" means any ownership interest in any of the Debtors, evidenced by any share certificate or other instrument, whether or not transferable or denominated "stock" (including, without limitation, interests denominated as common stock or preferred stock), or similar security, and any warrant or right (other than a right to convert) to purchase or subscribe to any such ownership interest.

         41. "Estate" means the estate created in the Reorganization Cases for each of the Debtors by Bankruptcy Code Section 541.

         42. "Existing Common Stock" means the issued and outstanding common stock, par value $0.001, of MRI.

         43. "Existing Equity Interests" means all Equity Interests in MRI prior to the Effective Date.

         44. "Existing Stock Options" means all contractual rights, existing on the Effective Date, of any Person to purchase or acquire any common stock or other Equity Interests in MRI.

         45. "Extebank" means Extebank, Inc.

         46. "Extebank Prepetition Credit Agreements" means those certain documents and agreements by and between Extebank and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to Extebank, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         47. "Filed" means filed with the Bankruptcy Court in the Reorganization Cases.

         48. "Final Order" means (a) an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or (b) an order of the Bankruptcy Court as to which an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, but such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

         49. "Five Percent Cumulative Preferred Stock" means the Equity Interests in MRI represented by its outstanding shares of 5% Cumulative Preferred Stock.

         50. "Gallagher" means John M. Gallagher, one of the Red Head Debtors.

         51. "Governmental Unit" means a governmental unit as such term is defined in Bankruptcy Code Section 101(27).

         52. "Impaired," with respect to the treatment of a Claim or an Equity Interest, is used herein with the same meaning as in Bankruptcy Code Section 1124.

         53. "Impaired Class" means any Class of Claims or Equity Interests whose treatment under this Plan satisfies the definition of "Impaired."

         54. "Insider" means an insider as defined in Bankruptcy Code Section 101(31).

         55. "Intercompany Affiliate" means any of the Debtors and any other direct or indirect Subsidiary of MRI.

         56. "Intercompany Affiliate Claim" means any Unsecured Claim held by any Intercompany Affiliate against any Debtor.

         57. "Intercompany Equity Interest" means any Equity Interest in a Debtor held by another Debtor.

         58. "Internal Revenue Code" means Title 26 of the United States Code, as now in effect or hereafter amended.

         59. "IRS" means the United States of America, Department of the Treasury, Internal Revenue Service, in any and all capacities.

         60. "Issuing Subsidiaries" means the respective Reorganized Debtors or other operating subsidiaries of Reorganized MRI that shall issue shares of New Preferred Stock to holders of certain Allowed Secured Claims under this Plan; and an individual Reorganized Debtor shall be an "Issuing Subsidiary" in respect of the holder or holders of Allowed Secured Claims of the particular Subclass in respect of which such Reorganized Debtor shall so issue shares of its New Preferred Stock, as set forth in the following table:

        Subclass                    Issuing Subsidiary
        --------                    ------------------

        1B                          Redheads Bistro Bar at Secaucus, Inc.

        1C                          Redheads Bistro Bar at Yonkers, Inc.

        1D                          Redheads Bistro Bar at Levittown, Inc.


         61. "Keybro" means Keybro Enterprises, Inc.

         62. "Keybro Prepetition Credit Agreements" means those certain documents and agreements by and between Keybro (or its assignors) and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to Keybro, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         63. "Lien" has the meaning assigned to such term in Bankruptcy Code
Section 101(37).

         64. "Magic American Cafe, Inc." means Magic American Cafe, Inc., a Maryland corporation, and one of the Debtors.

         65. "Magic American Cafe Unsecured Creditors" means Creditors holding Unsecured Claims, classified in Subclass 3B of this Plan, against either of the following entities: Magic American Cafe, Inc. and 10 Columbia Corporate Center, Inc.

         66. "Magic Carmella's Restaurant Inc." means Magic Carmella's Restaurant Inc., a New Jersey corporation, and one of the Debtors.

         67. "Magic Enterprises Inc." means Magic Enterprises Inc., a New York corporation, and one of the Debtors.

         68. "Magic Restaurant at Elmsford, Inc." means Magic Restaurant at Elmsford, Inc., a New York corporation, and one of the Debtors.

         69. "Magic Restaurant at Kew Gardens, Inc." means Magic Restaurant at Kew Gardens, Inc., a New York corporation, and one of the Debtors.

         70. "Magic Restaurant at Sayreville, Inc." means Magic Restaurant at Sayreville, Inc., a New Jersey corporation, and one of the Debtors.

         71. "Magic Restaurant at Secaucus, Inc." means Magic Restaurant at Secaucus, Inc., a New Jersey corporation, and one of the Debtors.

         72. "Magic Restaurant at Smithhaven, Inc." means Magic Restaurant at Smithhaven, Inc., a New York corporation, and one of the Debtors.

         73. "Magic Restaurant at Staten Island, Inc." means Magic Restaurant at Staten Island, Inc., a New York corporation, and one of the Debtors.

         74. "Magic Restaurant at Wayne, Inc." means Magic Restaurant at Wayne, Inc., a New Jersey corporation, and one of the Debtors.

         75. "Magic Restaurant at Yonkers, Corp." means Magic Restaurant at Yonkers, Corp., a New York corporation, and one of the Debtors.

         76. "Magic Restaurant of L.I. Corp." means Magic Restaurant of L.I. Corp., a New York corporation, and one of the Debtors.

         77. "Magic Restaurant of N.J. Corp." means Magic Restaurant of N.J. Corp., a New Jersey corporation, and one of the Debtors.

         78. "Magic Restaurants at Kings Plaza, Inc." means Magic Restaurants at Kings Plaza, Inc., a New York corporation, and one of the Debtors.

         79. "Magic Restaurants, Inc." means Magic Restaurants, Inc., a Delaware corporation, and one of the Debtors.

         80. "Magic Restaurants of New York Corp." means Magic Restaurants of New York Corp., a New York corporation, and one of the Debtors.

         81. "Magic Rock Bedford, Inc." means Magic Rock Bedford, Inc., a New York corporation, and one of the Debtors.

         82. "Magic Rock Inc." means Magic Rock Inc., a New York corporation, and one of the Debtors.

         83. "Maximum Rate" means 12% per annum simple interest, computed on the basis of a 365- or 366-day year, as the case may be, and actual days elapsed.

         84. "Merchants" means Merchants Bank of New York.

         85. "Merchants Prepetition Credit Agreements" means those certain documents and agreements by and between Merchants and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to Merchants, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         86. "Model Redheads Location" means the restaurant location at Levittown, Long Island, New York operated by MRI under the Concept Name pursuant to a license granted to MRI in the Gallagher Bankruptcy Case.

         87. "Monolith" means Monolith Enterprises, Inc.

         88. "Monolith Collateral" means all property, real, personal or mixed, of MRI subject to valid Liens or security interests in favor of Monolith and constituting collateral security for the Allowed Secured Claim of Monolith under the Monolith Prepetition Credit Agreements.

         89. "Monolith Prepetition Credit Agreements" means those certain documents and agreements by and between Monolith and MRI, with respect to or evidencing certain indebtedness from MRI to Monolith, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         90. "Monolith Settlement" means any stipulation of settlement of disputes between the Debtors and Monolith approved by the Bankruptcy Court at or prior to the Confirmation Hearing.

         91. "MRI" means Magic Restaurants, Inc., a Delaware corporation.

         92. "MRI Unsecured Creditors" means Creditors holding Unsecured Claims, classified in Subclass 3A of this Plan, against the following entity: Magic Restaurants, Inc.

         93. "MRI Subsidiary Unsecured Creditors" means Creditors holding Unsecured Claims, classified in Subclass 3AA of this Plan, against any of the Subsidiaries.

         94. "MRI Share Allocation" means 200,000 shares of New Common Stock. MRI Unsecured Creditors shall receive a Pro Rata share of the MRI Share Allocation of New Common Stock.

         95. "New Common Stock" means the new common stock of Reorganized MRI, par value $0.001, issued on or after the Effective Date.

         96. "New Jersey Bankruptcy Court" means the United States Bankruptcy Court for the District of New Jersey exercising jurisdiction over the Red Head Reorganization Cases or, in the event such court ceases to exercise jurisdiction over the Red Head Reorganization Cases, such other court or adjunct thereof as exercises jurisdiction over the Red Head Reorganization Cases.

         97. "New Preferred Stock" means the new preferred stock of MRI and Issuing Subsidiaries of Reorganized MRI having terms and conditions substantially as set forth on Exhibits I.A--1 through 1.A--3 to this Plan, issued on or after the Effective Date.

         98. "New Securities" means, collectively, the New Common Stock, the New Warrants, and the New Preferred Stock.

         99. "New Warrants" mean the New $2.00 Warrants and the New $5.00 Warrants. The New Warrants will be issued pursuant to a warrant agreement that will be Filed with the Bankruptcy Court at or prior to the Confirmation Hearing.

         100. "New $2.00 Warrants" mean the warrants to purchase up to 1.5 million shares of New Common Stock, at a price of $2.00 per share, for the three
(3) year period after the Effective Date, that will be issued to certain Holders of Administrative Claims under the Plan.

         101. "New $5.00 Warrants" mean the warrants to purchase up to 1.5 million shares of New Common Stock, at a price of $5.00 per share, for the five
(5) year period after the Effective Date, that will be issued to certain Holders of Administrative Claims under the Plan.

         102. "Order" means a judgment, order or decree entered by the Bankruptcy Court, regardless of whether subject to appeal or reconsideration, the effect of which has not been stayed.

         103. "Order Approving Disclosure Statement and Scheduling Confirmation Hearing" means the order of the Bankruptcy Court approving the Disclosure Statement and scheduling the Confirmation Hearing.

         104. "Paramount" means Paramount Restaurant Supply Corporation.

         105. "Paramount Prepetition Credit Agreements" means those certain documents and agreements by and between Paramount and Magic Restaurant Staten Island, Inc., with respect to or evidencing certain indebtedness from Magic Restaurant Staten Island, Inc., to Paramount, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         106. "Periodic Installments" means, with respect to Tax Claims due the IRS, quarterly, and with respect to all other Tax Claims, annually.

         107. "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, Governmental Unit, Creditors' Committee, unofficial committee, Creditor, Equity Holder, Claimant, or other entity.

         108. "Petition Date" means April 6, 1995 with respect to all Debtors other than Magic Restaurant at Staten Island, Inc., Magic Restaurant at Elmsford, Inc., and Magic Restaurant of New York Corp., for each of which the "Petition Date" means June 6, 1995.

         109. "Piedmont" means Piedmont Investment Corporation.

         110. "Piedmont Prepetition Credit Agreements" means those certain documents and agreements by and between Piedmont and certain Debtor(s), with respect to or evidencing that certain indebtedness from said Debtor(s) to Piedmont, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         111. "Plan" means this "Debtors' Second Amended Plan of
Reorganization", as modified from time to time.

         112. "Postpetition Senior Secured Notes" means the Postpetition Series A Notes and the Postpetition Series B Notes.

         113. "Postpetition Series A Notes" means the obligations of the MRI Group incurred pursuant to those certain orders of the Bankruptcy Court signed prior to November 1, 1996 authorizing the MRI Group to incur $2.5 million (principal) postpetition indebtedness pursuant to Bankruptcy Code Section 364 and all loan agreements, promissory notes, security agreements, mortgages, and other documents evidencing the same or related thereto or entered into in connection therewith or as an adjunct or supplement thereto or required thereby.

         114. "Postpetition Series B Notes" means the obligations of the MRI Group incurred pursuant to those certain orders of the Bankruptcy Court issued after November 1, 1996 authorizing the MRI Group to incur $3.3 million (principal) postpetition indebtedness pursuant to Bankruptcy

Code Section 364 and all loan agreements, promissory notes, security agreements, mortgages, and other documents evidencing the same or related thereto or entered into in connection therewith or as an adjunct or supplement thereto or required thereby.

         115. "Priority Non-Tax Claim" means a Claim of a kind specified in Bankruptcy Code Section 507(a)(3), (4), (5), (6), (7) or (9).

         116. "Priority Tax Claim" means a Claim of a Governmental Unit of the kind specified in Bankruptcy Code Section 507(a)(8).

         117. "Pro Rata", with respect to an allocation among several Persons of an aggregate number or amount insufficient to satisfy the competing Claims, demands or desires of all, denotes an allocation to each such Person of a share of such aggregate number or amount equal to the product of (a) such aggregate number or amount, multiplied by (b) a fraction of which the numerator is the number or amount of such Person's respective Claim, desire or demand, and the denominator is such aggregate number or amount.

         118. "Professional Person" means the following professionals: Andrews & Kurth, L.L.P., Blank Rome Comisky & McCauley, and Young, Conaway, Stargatt & Taylor.

         119. "Projections" means the projections of the Reorganized Operating Debtors' operating profit, free cash flows, and certain other items for the period through June 30, 1998 attached to the Disclosure Statement ("Financial Projections for Reorganized Operating Debtors").

         120. "Red Head Confirmation Order" means the order of the New Jersey Bankruptcy Court confirming the Red Head Plan.

         121. "Red Head Debtors" means, collectively, Red One, Red Three, and Gallagher, Debtors in Possession in the jointly-administered Red Head Reorganization Cases.

         122. "Red Head Plan" means the plan of reorganization in the Red Head Reorganization Cases, in the form attached hereto as Exhibit 1.A--4, or as subsequently amended or confirmed in the Red Head Reorganization Cases.

         123. "Red Head Reorganization Cases" means any or all of the jointly administered cases in respect of each of the Red Head Debtors pending in the New Jersey Bankruptcy Court, as the context may require.

         124. "Red One" means Red One, Inc., a New Jersey corporation.

         125. "Red One Common Stock" means the issued and outstanding common stock of Red One.

         126. "Red Three" means Red Three, Inc., a New Jersey corporation.

         127. "Red Three Common Stock" means the issued and outstanding common stock of Red Three.

         128. "Red Robin" means Red Robin International, Inc.

         129. "Red Robin Franchise Agreements" means all franchise, lease, license, management, development, and other agreements of any type, whether or not executory, between any of the Debtors and Red Robin.

         130. "Red Robin Settlement" means the settlement of the Red Robin Adversary Proceeding and all other disputes between the Debtor and Red Robin embodied in the Stipulated Order between the parties approved by the June 27, 1996 Order of the Bankruptcy Court attached to the Disclosure Statement as
Exhibit 8.

         131. "Registration Date" means the date on which any registration statement filed with the SEC registering the offer and sale of such rights and shares of New Common Stock under the Plan shall have become effective under the Securities Act.

         132. "Record Holder" means the holder of an Existing Equity Interest on the Existing Equity Interest Record Date.

         133. "Reorganization Agreement" means that certain Reorganization Agreement dated as of May 1, 1996 between MRI and the Ottomanellis.

         134. "Reorganization Cases" means any or all of the jointly administered cases in respect of each of the above-captioned Debtors pending in the Bankruptcy Court, as the context may require.

         135. "Reorganized" means, with reference to any Debtor, such Debtor from and after the Effective Date.

         136. "Reorganized Debtors" means MRI, Magic Restaurant at Secaucus, Inc.; Magic Restaurant at Yonkers, Corp.; and Magic Restaurants at Kings Plaza, Inc., from and after the Effective Date.

         137. "Reorganized MRI" means MRI, from and after the Effective Date. It is anticipated that Reorganized MRI will change its name to Redheads Bistro Bar, Inc.

         138. "Reorganized MRI Incentive Plan" means the stock incentive plan of Reorganized MRI, as more fully described in the Disclosure Statement.

         139. "Reorganized MRI Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of Reorganized MRI that will be effective on the Effective Date under the laws of the State of Delaware, in the form Filed with the Bankruptcy Court at or before the Confirmation Hearing.

         140. "Reorganized MRI Restated Bylaws" means the Bylaws of Reorganized MRI that will be effective on the Effective Date, in the form Filed with the Bankruptcy Court at or before the Confirmation Hearing.

         141. "Reorganized Other Debtor Restated Certificate of Incorporation" means the Restated Certificate of Incorporation (or similar organic document) of each of the several Reorganized Debtors, other than MRI, that will be effective on the Effective Date under the laws of their respective jurisdictions of organizations.

         142. "Reorganized Other Debtor Restated By-Laws" means the Bylaws of each of the several Reorganized Debtors, other than MRI, that will be effective on the Effective Date.

         143. "Saxony" means Saxony Ice Company.

         144. "Saxony Prepetition Credit Agreements" means those certain documents and agreements by and between Saxony and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to Saxony, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         145. "Scheduled" means and refers to information set forth in the Schedules.

         146. "Schedules" means the schedules Filed by the Debtors pursuant to Bankruptcy Rule 1007(b), as the same may be amended from time to time prior to the Effective Date.

         147. "SEC" means the United States Securities and Exchange Commission.

         148. "Series A Preferred Stock" means the Equity Interests in MRI represented by shares of its outstanding Series A Preferred Stock.

         149. "Section 510(b) Claim" means a Claim of the character described in
Section 510(b) of the Bankruptcy Code.

         150. "Secured Claim" means a Claim, including interest, fees, and charges as determined pursuant to Bankruptcy Code Section 506(b), that is secured by a Lien on property in which the Estate has an interest, or that is subject to setoff under Bankruptcy Code Section 553, to the extent of the value of the Claimant's interest in the Estate's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code Sections 506(a) and, if applicable, 1129(b). Under no event will post-petition interest on any Secured Claim be Allowed at a rate in excess of the Maximum Rate.

         151. "Secured Tax Claim" means a Claim of any taxing authority that is a Secured Claim.

         152. "Securities Act" means the Securities Act of 1933, 15 U.S.C. Sections 77a, et seq., and the rules and regulations promulgated thereunder.

         153. "SBLI" means State Bank of Long Island.

         154. "SBLI Prepetition Credit Agreements" means those certain documents and agreements by and between SBLI and certain Debtor(s), relating to or evidencing certain indebtedness from said Debtor(s) to SBLI, including but not limited to all promissory notes, security agreements assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         155. "Shell Companies" means all of the Debtors other than (1) the Subsidiaries, (2) MRI, and (3) Magic American Cafe, Inc. and 10 Columbia Corporate Center, Inc.

         156. "Shell Company Unsecured Creditors" means Creditors holding Unsecured Claims, classified in Subclass 3C of this Plan, against any of the Shell Companies.

         157. "Subsidiaries" means Magic Restaurant at Secaucus, Inc., Magic Restaurants at Kings Plaza, Inc., and Magic Restaurant at Yonkers, Corp.

         158. "10 Columbia Corporate Center, Inc." means 10 Columbia Corporate Center, Inc., a Maryland corporation, and one of the Debtors.

         159. "Unsecured Claim" means a Claim against any of the Debtors that is not an Administrative Claim, Priority Non-Tax Claim, Priority Tax Claim, or Secured Claim.

         160. "USA Signs" means USA Signs of America, Inc.

         161. "USA Signs Prepetition Credit Agreements" means those certain documents and agreements by and between USA Signs and certain Debtor(s), with respect to or evidencing certain indebtedness from said Debtor(s) to USA Signs, including but not limited to all promissory notes, security agreements, assignments, license agreements, and any other agreements entered into or other documents executed in connection therewith, or as an adjunct or supplement thereto or required thereby.

         162. "Voting Record Date" means the date and time fixed by the Bankruptcy Court as the record date for determining which holders of Claims or Interests in Impaired Classes eligible to vote on this Plan may vote to accept or reject this Plan. The Voting Record Date is September 3, 1996.

         B. INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF TIME AND CHOICE OF LAW

         1. The provisions of this Plan shall control over any descriptions hereof or inconsistencies contained in the Disclosure Statement. Where this Plan refers to any contract, instrument, or other agreement or document created in connection with this Plan, the provisions of such contract, instrument, or other agreement or document shall control in the case of any inconsistency with the terms of this Plan, and this Plan shall be interpreted to avoid any inconsistencies with the provisions of such contract, instrument, or other agreement or document.

         2. Any term used in this Plan that is not defined in this Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules has the meaning assigned to that term (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules, as the case may be. Without limiting the foregoing, the rules of construction set forth in Bankruptcy Code Section 102 shall apply. The definitions and rules of construction contained herein do not apply to the Disclosure Statement or to any of the Exhibits to this Plan except to the extent expressly so stated in the Disclosure Statement or in such Exhibit to this Plan, as the case may be.

         3. The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan as a whole and not to any particular Article, Section, Subsection, or clause contained in this Plan.

         4. Unless specified otherwise in a particular reference, all references in this Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to this Plan.

         5. Any reference in this Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified, or supplemented as of the Effective Date.

         6. Captions and headings to Articles and Sections in this Plan are inserted for convenience of reference only and shall neither constitute a part of this Plan nor in any way affect the interpretation of any provisions hereof.

         7. Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

         8. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         9. All Exhibits to this Plan are incorporated into this Plan, and shall be deemed to be included in this Plan, regardless of when Filed.

         10. Subject to the provisions of any contract, certificate, bylaw, instrument, or other agreement or document entered into in connection with this Plan, or any mandatory provision of law applicable thereto, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the federal law of the United States, including the Bankruptcy Code and Bankruptcy Rules.

                                       II.

              DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

         The following is the designation of the Classes of Claims and Equity Interests under this Plan. Administrative Claims, Priority Tax Claims and Secured Tax Claims have not been classified and are excluded from the following Classes in accordance with Bankruptcy Code Section 1123(a)(1). A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in a different Class to the extent any remainder of the Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date or such other date as determined by the applicable Debtor in its sole discretion.

         A.       CLASS 1 - SECURED CLAIMS (SUBCLASSES 1A-1K)

         Subclass 1A (Other): Allowed Secured Claims against any of the Debtors, to the extent that they are not included in any of Subclasses 1B through 1K, but excluding Secured Tax Claims. Each Allowed Secured Claim in Subclass 1A will be considered to be in its own separate subclass within Subclass 1A, and each such subclass shall be deemed to be a separate Class for purposes of this Plan. Claims in Subclass 1A are Impaired under this Plan.

         Subclass 1B (Big Apple): Allowed Secured Claims of Big Apple under or evidenced by the Big Apple Prepetition Credit Agreements. Claims in Subclass 1B are Impaired under this Plan.

         Subclass 1C (Davstar): Allowed Secured Claims of Davstar under or evidenced by the Davstar Prepetition Credit Agreements. Claims in Subclass 1C are Impaired under this Plan.

         Subclass 1D (Keybro): Allowed Secured Claims of Keybro under or evidenced by the Keybro Prepetition Credit Agreements. Claims in Subclass 1D are Impaired under this Plan.

         Subclass 1E (Merchants): Allowed Secured Claims of Merchants under or evidenced by the Merchants Prepetition Credit Agreements. Claims in Subclass 1E are Impaired under this Plan.

         Subclass 1F (Extebank): Allowed Secured Claims of Extebank under or evidenced by the Extebank Prepetition Credit Agreements. Claims in Subclass 1F are Impaired under this Plan.

         Subclass 1G (Monolith): Allowed Secured Claims of Monolith under or evidenced by the Monolith Prepetition Credit Agreements. Claims in Subclass 1G are Impaired under this Plan.

         Subclass 1H (Paramount): Allowed Secured Claims of Paramount under or evidenced by the Paramount Prepetition Credit Agreements. Claims in Subclass 1H are Impaired under this Plan.

         Subclass 1I (Piedmont): Allowed Secured Claims of Piedmont under or evidenced by the Piedmont Prepetition Credit Agreements. Claims in Subclass 1I are Impaired under this Plan.

         Subclass 1J (SBLI): Allowed Secured Claims of SBLI under or evidenced by the SBLI Prepetition Credit Agreements. Claims in Subclass 1J are not Impaired under this Plan.

         Subclass 1K (USA Signs): Allowed Secured Claims of USA Signs under or evidenced by the USA Signs Prepetition Credit Agreements. Claims in Subclass 1K are not Impaired under this Plan.

         B.       CERTAIN PRIORITY UNSECURED CLAIMS (CLASS 2)

         Class 2: Allowed Priority Unsecured Claims of employees against any of the Debtors that are specified as having priority in Bankruptcy Code Section 507(a)(3) or 507(a)(4), not to exceed $4,000 per individual. Such Claims include certain Claims against any of the by their employees for unpaid prepetition wages, salaries, or commissions. Claims in Class 2 are not Impaired under this Plan.

         C.       UNSECURED CLAIMS WITHOUT PRIORITY (SUBCLASSES 3A-3C)

         Class 3 consists of Subclass 3A, Subclass 3AA, Subclass 3B, and Subclass 3C, each of which is a separate subclass within Class 3, and each of which is Impaired under this Plan. Each such separate subclass within Class 3 shall be deemed to be a separate Class for purposes of this Plan.

         Subclass 3A: Allowed Unsecured Claims of MRI Unsecured Creditors that are not cured, paid, released, or waived pursuant to this Plan, assumed by any of the Reorganized Debtors pursuant to this Plan or agreements incorporated in this Plan, or classified in any other Class of Claims, including, without limitation (i) Claims for goods sold and services rendered, (ii) Claims for monies lent, (iii) Claims based upon guarantees of performance or payment of the obligations or duties of any Person, (iv) Claims arising under or related to any Environmental Laws, (v) Claims for contribution, reimbursement or indemnity,
(vi) Claims for fines, penalties, or assessments, (vii) Claims for tort liability, and (viii) Claims arising from the rejection of executory contracts and unexpired leases.

         Subclass 3AA: Allowed Unsecured Claims of MRI Subsidiary Unsecured Creditors that are not cured, paid, released, or waived pursuant to this Plan, assumed by any of the Reorganized Debtors pursuant to this Plan or agreements incorporated in this Plan, or classified in any other Class of Claims, including, without limitation (i) Claims for goods sold and services rendered,
(ii) Claims for monies lent, (iii) Claims based upon guarantees of performance or payment of the obligations or duties of any Person, (iv) Claims arising under or related to any Environmental Laws, (v) Claims for contribution, reimbursement or indemnity, (vi) Claims for fines, penalties, or assessments, (vii) Claims for tort liability, and (viii) Claims arising from the rejection of executory contracts and unexpired leases.

         Subclass 3B: Allowed Unsecured Claims of Magic American Cafe Unsecured Creditors that are not cured, paid, released, or waived pursuant to this Plan, assumed by any of the Reorganized Debtors pursuant to this Plan or agreements incorporated in this Plan, or classified in any other Class of Claims, including, without limitation (i) Claims for goods sold and services rendered,
(ii) Claims for monies lent, (iii) Claims based upon guarantees of performance or payment of the obligations or duties of any Person, (iv) Claims arising under or related to any Environmental Laws, (v) Claims for contribution, reimbursement or indemnity, (vi) Claims for fines, penalties, or assessments, (vii) Claims for tort liability, and (viii) Claims arising from the rejection of executory contracts and unexpired leases.

         Subclass 3C: Allowed Unsecured Claims of Shell Company Unsecured Creditors that are not cured, paid, released, or waived pursuant to this Plan, assumed by any of the Reorganized Debtors pursuant to this Plan or agreements incorporated in this Plan, or classified in any other Class of Claims, including, without limitation, (i) claims for goods sold and services rendered,
(ii) Claims for monies lent, (iii) Claims based upon guarantees of performance or payment of the obligations or duties of any Person, (iv) Claims arising under or related to any Environmental Laws, (v) Claims for contribution, reimbursement or indemnity, (vi) Claims for fines, penalties, or assessments, (vii) Claims for tort liability, and (viii) Claims arising from the rejection of executory contracts and unexpired leases.

         D. EQUITY INTERESTS AND CERTAIN CLAIMS RELATING THERETO; INTERCOMPANY AFFILIATE CLAIMS (CLASSES 4-8)

         Class 4: Equity Interests consisting of the Allowed Series A Preferred Stock and Allowed Section 510(b) Claims with respect to the Series A Preferred Stock.

         Class 5: Equity Interests consisting of the Allowed Five Percent Cumulative Preferred Stock and Allowed Section 510(b) Claims with respect to the Five Percent Cumulative Preferred Stock.

         Class 6: Equity Interests consisting of the Allowed Existing Common Stock and Allowed Section 510(b) Claims with respect to the Existing Common Stock.

         Class 7: All other Equity Interests not within Classes 4-6 or 8, including, without limitation, Allowed Equity Interests consisting of Existing Stock Options and all Allowed Claims against any of the Debtors arising from any such Existing Stock Options, including, without limitation, all Section 510(b) Claims with respect to such Equity Interests, and all Allowed Claims, if any, arising from the rejection of agreements granting Existing Stock Options, or rights to acquire any other type of Equity Interest, to the extent, if any, that they constitute executory contracts.

         Class 8: All Equity Interests of MRI in the Subsidiaries.

                                      III.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS


         A.       UNCLASSIFIED CLAIMS

         1.       ALLOWED ADMINISTRATIVE CLAIMS

                  a. Professional Persons. All Allowed Administrative Claims of Professional Persons against the Debtors that have not been satisfied during the Reorganization Cases will receive, on account of and in full satisfaction of such Allowed Administrative Claim, Cash equal to the Allowed amount of such Claim on the latest of (i) the Effective Date,
         (ii) the date of entry an Order of the Bankruptcy Court Allowing the Administrative Claim, or (iii) such other date as may be agreed between the Reorganized Debtors and the Holders of such Claims.

                  b.       Other General Administrative Claims.

                           (1)      Generally.

                           Subject to certain provisions contained in this Plan,
                  and unless any holder thereof agrees or has agreed to different or less favorable treatment, each holder of an Allowed Administrative Claim against MRI and the Subsidiaries that has not been satisfied during the Reorganization Cases (other than any such Claims which are restructured as specified elsewhere in this Plan) will receive, on account of and in full satisfaction of such Allowed Administrative Claim, Cash equal to the Allowed amount of such Claim on the latest of (i) the Effective Date, (ii) if disputed, upon entry an Order of the Bankruptcy Court Allowing the Administrative Claim, and (iii) the date on which the distribution to the holder of the Allowed Administrative Claim would have been due and payable in the ordinary course of business or under the terms of any agreement giving rise to the Allowed Administrative Claim.

                           (2)      Right to Elect to Receive New Common Stock.

                           In lieu of receiving Cash on account of its Allowed
                  Administrative Claim, if agreed to by Reorganized MRI in its sole and absolute discretion, each holder of an Allowed Administrative Claim against MRI or the Subsidiaries may elect in writing on or before the Effective Date (or if disputed or not yet Allowed, within three business days after such Administrative Claim becomes Allowed) to exchange each $1.65 of its Allowed Administrative Claim for one share of New Common Stock, subject to the fractional shares provisions of this Plan. The New Common Stock to be issued as a result of such exchange election shall be issued by Reorganized MRI and delivered to the Disbursing Agent for distribution to each such holder of an Allowed Administrative Claim so electing as soon as practicable after the Effective Date.

                           (3) Shell Company and American Cafe Administrative Claims

                           No payments are contemplated to be made under this
                  Plan on account of Administrative Claims against the Shell Companies, Magic American Cafe, Inc. or 10 Columbia Corporate Center, Inc. that have not been paid previously.

                  c. Postpetition Series A Notes. Each Holder of a Postpetition Series A Note shall exchange each $0.75 of its Allowed Claim for one share of New Common Stock, subject to the fractional shares provisions of this Plan. The New Common Stock issued to such Holders will be subject to agreements restricting such Holders from selling or transferring 50% of such stock during the 12 months following the Effective Date. These restrictions on transfer may be waived or released by Reorganized MRI at any time, in its sole and absolute discretion. The New Common Stock to be issued to such Holders shall be issued by Reorganized MRI and delivered to the Disbursing Agent for distribution to each such holder as soon as practicable after the Effective Date.

                  d. Postpetition Series B Notes. The Holder of the Postpetition Series B Notes shall receive one share of New Preferred Stock issued by MRI for each $75.00 in Allowed Claim. The New Preferred Stock shall have the terms set forth in Exhibit 1.A--3. In addition, the Holder shall receive 1.5 million New $2.00 Warrants, and 1.5 million New $5.00 Warrants.

                  e. Reorganization Bonus Due Rye Management. Any reorganization bonus due Rye Management, Inc. ("Rye") under the Consulting Agreement between Rye and the Debtors shall be deemed an Administrative Claim and shall be satisfied by the issuance to Rye, subject to the fractional shares provisions of this Plan, of shares of New Common Stock after the Effective Date, based on the sustained trading prices achieved for the New Common Stock over the three year period following the Effective Date. The reorganization bonus shall be calculated based upon the highest average trading price achieved by the New Common Stock over the course of ten consecutive trading days during three years following the Effective Date (with average share volumes traded per day in excess of 10,000). Such shares shall be issued to Rye within three business days following the end of such period.

                  f. Finder's Fee with Respect to Postpetition Series B Notes. The 10% finder's fee payable for the placement of the Postpetition Series B Notes shall be satisfied in full by the issuance of New Common Stock.


         2.       TAX CLAIMS

         Each holder of an Allowed Priority Tax Claim or Allowed Secured Tax Claim against MRI or the Subsidiaries (collectively, "Allowed Tax Claims") shall receive deferred Cash payments in equal Periodic Installments over a period ending six years after the date of assessment in an aggregate amount equal to the amount of such Allowed Tax Claim, plus interest from the Effective Date on the unpaid portion thereof, without penalty of any kind, at the Applicable Tax Interest Rate. Unless otherwise agreed by the holder of an Allowed Tax Claim, the first such installment payment on each Allowed Tax Claim shall be made one year following the later of (i) Effective Date, and (ii) the date the Tax Claim is Allowed. Each installment shall include simple interest on the unpaid balance of the Allowed Tax Claim, without penalty of any kind.

         Notwithstanding the foregoing, Reorganized MRI shall have the right to pay any Allowed Tax Claim, or any remaining unpaid balance of such Claim, in full, any time on or after the Effective Date, with interest to the date of payment but without premium or penalty. Further, no holder of an Allowed Tax Claim will be entitled to any payments on account of any postpetition, pre-Effective Date interest accrued on an Allowed Tax Claim or on account of any penalty arising with respect to, or in connection with, an Allowed Tax Claim. In addition, as of the Effective Date, all Liens securing said Allowed Tax Claims shall thereupon be released and extinguished and all property of any Reorganized Debtor that secures the Allowed Tax Claims shall thereupon be free and clear of any Liens, Claims, and encumbrances of the holder of such Allowed Tax Claims. Any such Claim or demand for any such accrued interest or penalty, and all Liens created in respect of such Allowed Tax Claims, shall be discharged by virtue of Confirmation of this Plan and Bankruptcy Code Section 1141(d)(1), and the holder of an Allowed Tax Claim shall not assess or attempt to collect such accrued interest or penalty from any of the Reorganized Debtors (or their properties or subsidiaries) or assert any Lien rights against any of the Reorganized Debtors (or their properties or subsidiaries).

         Priority Tax Claims and Secured Tax Claims against Shell Companies and against Magic American Cafe, Inc. and 10 Columbia Corporate Center, Inc. shall receive no distribution under this Plan.

         B.       TREATMENT OF CLASSIFIED CLAIMS

         The following sets forth the treatment of classified claims under this
Plan:

         1.       UNIMPAIRED CLAIMS

                  a. TREATMENT OF ALLOWED PRIORITY UNSECURED CLAIMS OF EMPLOYEES
                    (CLASS 2).

         Claims in Class 2 are not Impaired under this Plan. Except as may be otherwise agreed with Reorganized MRI, the holder of an Allowed Class 2 Claim will be paid in Cash by Reorganized MRI on the later of (i) the Effective Date,
(ii) as soon as practicable after such Claim is Allowed by Final Order, or (iii) the date on which such Allowed Claim is due and payable in the ordinary course of business or under the terms of any agreement giving rise to such Allowed Claim.

         2.       IMPAIRED CLAIMS

         The following claims are Impaired under this Plan:

                  a.       TREATMENT OF ALLOWED SECURED CLAIMS

                           (1)   ALLOWED SECURED CLAIMS IN SUBCLASS 1A

         Claims in Subclass 1A are Impaired under this Plan. Holders of Allowed Secured Claims in Subclass 1A shall receive no distributions from any of the Reorganized Debtors or their Affiliates and all such Claims and all related Liens, mortgages, deeds of trust, encumbrances, charges, and Claims against the Reorganized Debtors (or their Affiliates) or against any of their properties by holders of any such Claims shall be fully and completely discharged, released, and extinguished.

                           (2)  ALLOWED SECURED CLAIMS IN SUBCLASSES 1B, 1C,
                                AND 1D

         Claims in each of Subclasses 1B, 1C, and 1D are Impaired under this Plan.

         Subject to the third following paragraph, Allowed Secured Claims in Subclasses 1B, 1C, and 1D shall receive one share of New Preferred Stock, in the case of Claims of each such Class issued by the respective Issuing Subsidiary in respect of the Claims of such Class, for every $75 of Allowed Secured Claim. The New Preferred Stock to be issued shall be issued by the respective Issuing Subsidiaries as soon as practicable after the Effective Date.

         In addition, Holders of Allowed Secured Claims treated in Subclasses 1B, 1C, and 1D will be paid, as soon as practicable after the Effective Date, simple interest accruing on such Claims from the Petition Date to the Effective Date, at the lesser of (i) the rate of non-default interest payable under the Prepetition Credit Documents associated with such claims, or (ii) the Maximum

Rate, such payment to be effected by issuance of additional shares of New Preferred Stock at the rate of one share for each $75 of such interest due.

         Upon the Effective Date, except as expressly provided in the following paragraph, all Liens securing the obligations under the Allowed Secured Claims in Subclasses 1B, 1C and 1D shall be released and extinguished and all property of any of the Debtors that secures any such Secured Claim shall thereupon be free and clear of any Liens, Claims, and encumbrances of the Holder of said Secured Claims.


                           (3)      ALLOWED SECURED CLAIMS IN SUBCLASS 1G

         Claims in Subclass 1G are Impaired under this Plan.

         Unless otherwise agreed to between Reorganized MRI and the Holder of the Subclass 1G claim or as otherwise may be provided in the Monolith Settlement, the Monolith Collateral shall be liquidated and the proceeds, after payment of the reasonable administrative fees of liquidation, turned over to Monolith.

                           (4)      ALLOWED SECURED CLAIMS IN SUBCLASSES 1J

         Claims in Subclass 1J are not Impaired under this Plan.

         On the Effective Date, the indebtedness underlying the Secured Claim treated under this Subclass shall be reinstated on its terms, all arrearages (at the non-default rate) shall be paid and defaults (other than any default of the kind specified in Bankruptcy Code Section 365(b)(2)) under the applicable Prepetition Credit Agreements shall be cured by Reorganized MRI or the applicable Reorganized Debtor, and the holder of each such Secured Claim shall retain all legal, equitable, and contractual rights and Liens to which such claim entitles such Holder.

                           (5)      ALLOWED SECURED CLAIMS IN SUBCLASSES 1E
                                    THROUGH 1I

         Claims in Subclasses 1E through 1I are Impaired under this Plan.

         The Collateral securing each of these Secured Claims shall, at the election of the Holders of these Claims, (1) be delivered to the Claimants on the Effective Date, or (2) be liquidated by Reorganized MRI and the proceeds, after payment of the reasonable administrative fees of liquidation, turned over to the Claimants.

                           (6)      ALLOWED SECURED CLAIM IN SUBCLASSES 1K

         This Secured Claim has been paid in full during the pendency of the Reorganization Cases. The Holder of this Claim shall receive no distribution under this Plan, and all property of any of the Debtors that previously secured this Secured Claim shall vest in the applicable Reorganized Debtors free and clear of any Liens, Claims, and encumbrances of the Holder of said Secured Claim.

                  b. TREATMENT OF ALLOWED UNSECURED CLAIMS (SUBCLASSES 3A THROUGH 3C)

         Class 3 consists of Subclass 3A (Allowed Unsecured Claims of MRI Unsecured Creditors), Subclass 3AA (Allowed Unsecured Claims of MRI Subsidiary Unsecured Creditors), Subclass 3B (Allowed Unsecured Claims of Magic American Cafe Creditors), and Subclass 3C (Allowed Unsecured Claims of Shell Company Creditors), each of which is a separate subclass within Class 3. Each such separate subclass within Class 3 shall be deemed to be a separate Class for purposes of this Plan.

         If the holders of Allowed Claims in Subclass 3A do not accept or are deemed to have rejected this Plan, then the Debtors shall seek confirmation of this Plan with regard to Subclass 3A under Bankruptcy Code Section 1129(b).

         If the holders of Allowed Claims in Subclass 3AA do not accept or are deemed to have rejected this Plan, then the Debtors shall seek confirmation of this Plan with regard to Subclass 3AA under Bankruptcy Code Section 1129(b).

                           (1) SUBCLASS 3A (ALLOWED UNSECURED CLAIMS OF MRI/RED ROBIN UNSECURED CREDITORS)

         Holders of Allowed Claims in Subclass 3A shall receive their Pro Rata share of the MRI Share Allocation of New Common Stock, subject to the fractional shares provisions of this Plan. The New Common Stock to be issued to such Holders shall be issued by Reorganized MRI and delivered to the Disbursing Agent for distribution to each such holder as soon as practicable after the Effective Date.

                           (2) SUBCLASS 3AA (ALLOWED UNSECURED CLAIMS OF MRI SUBSIDIARY UNSECURED CREDITORS)

         Holders of Allowed Claims in Subclass 3AA shall receive one share of New Common Stock for each $10.00 in Allowed Unsecured Claims, subject to the fractional shares provisions of this Plan; provided, however, that no more than 50,000 shares of New Common Stock, in the aggregate, shall be distributed to such Holders. The New Common Stock to be issued to such Holders shall be issued by Reorganized MRI and delivered to the Disbursing Agent for distribution to each such holder as soon as practicable after the Effective Date.

                           (3) SUBCLASS 3B (ALLOWED UNSECURED CLAIMS OF MAGIC AMERICAN CAFE UNSECURED CREDITORS).

         Holders of Allowed Claims in Subclass 3B shall receive no distribution under this Plan.

                           (4) SUBCLASS 3C (ALLOWED UNSECURED CLAIMS OF SHELL COMPANY CREDITORS)

         Holders of Allowed Claims in Subclass 3C shall receive no distribution under this Plan.

                  c. TREATMENT OF EQUITY INTERESTS AND CERTAIN CLAIMS RELATED THERETO (CLASSES 4-8)

                           (1) ALLOWED SERIES A PREFERRED STOCK EQUITY INTERESTS AND CERTAIN CLAIMS RELATED THERETO (CLASS 4)

         Allowed Equity Interests and Claims in Class 4 are Impaired under this Plan.

         Holders of Allowed Claims and Equity Interests in Class 4 shall receive or retain no property or distributions on account of such Allowed Claims or Allowed Equity Interests. The Debtors are not soliciting the votes of the Class 4 holders and shall seek confirmation of this Plan with respect to Class 4 under Bankruptcy Code Section 1129(b).

                           (2) ALLOWED FIVE PERCENT CUMULATIVE PREFERRED STOCK EQUITY INTERESTS AND CERTAIN CLAIMS RELATED THERETO (CLASS 5)

         Allowed Equity Interests and Claims in Class 5 are Impaired under this Plan.

         Holders of Allowed Claims and Equity Interests in Class 5 shall receive or retain no property or distributions on account of such Allowed Claims or Allowed Equity Interests. The Debtors are not soliciting the votes of the Class 5 holders and shall seek confirmation of this Plan with respect to Class 5 under Bankruptcy Code Section 1129(b).


                           (3) ALLOWED EXISTING COMMON STOCK EQUITY INTERESTS AND CERTAIN CLAIMS RELATED THERETO (CLASS 6)

         Allowed Equity Interests and Claims in Class 6 are Impaired under this Plan.

         Holders of Allowed Claims and Equity Interests in Class 6 shall receive or retain no property or distributions on account of such Allowed Claims or Allowed Equity Interests. The Debtors are not soliciting the votes of the Class 6 holders and shall seek confirmation of this Plan with respect to Class 6 under Bankruptcy Code Section 1129(b).

                           (4) OTHER ALLOWED EQUITY INTERESTS AND CERTAIN OTHER ALLOWED CLAIMS RELATED THERETO (CLASS
                                    7)

         Allowed Equity Interests and Claims in Class 7 are Impaired under this Plan.

         Holders of Allowed Claims and Equity Interests in Class 7 shall receive or retain no property or distributions on account of such Allowed Claims or Allowed Equity Interests. The Debtors are not soliciting the votes of the Class 7 holders and shall seek confirmation of this Plan with respect to Class 7 under Bankruptcy Code Section 1129(b).

                           (5) ALLOWED EQUITY INTERESTS OF MRI IN CERTAIN OPERATING SUBSIDIARIES (CLASS 8)

         Allowed Equity Interests in Class 8 are not Impaired under this Plan. Holders of Allowed Equity Interests in Class 8 shall retain all their Equity Interests the following Reorganized Debtors: Magic Restaurant at Secaucus, Inc.; Magic Restaurant at Yonkers, Corp.; and Magic Restaurants at Kings Plaza, Inc.


                                       IV.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         A.       ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       ASSUMPTIONS GENERALLY

         Except as otherwise provided in this Plan, in any Order of the Bankruptcy Court, or in any contract, instrument, or other agreement or document incorporated into this Plan or entered into in connection with this Plan or the Reorganization Cases, pursuant to Bankruptcy Code Section 365, on the Effective Date each of the executory contracts and unexpired leases listed on the Schedule of Assumed Contracts attached as Exhibit IV.A hereto and incorporated herein by this reference shall be assumed and, if applicable, assigned on the terms and conditions as set forth in said Exhibit IV.A, subject to the same rights as the Debtors or the Reorganized Debtors held or hold at, on, or after the Petition Date to modify and/or terminate such agreements under applicable nonbankruptcy law. Each contract and lease listed on said Exhibit IV.A shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and the listing of such contract or lease on said Exhibit IV.A shall not constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that any of the Debtors or the Reorganized Debtors has any liability thereunder. Debtors shall provide notice of any amendment to Exhibit IV.A hereto to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then applicable limited notice service list in the Reorganization Cases.

         Each executory contract and unexpired lease assumed pursuant to this
Article IV by any of the Reorganized Debtors shall be fully enforceable by such Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, any Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

         2. APPROVAL OF ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Except as otherwise provided in this Plan, the Confirmation Order shall constitute an order of the Bankruptcy Court, pursuant to Bankruptcy Code Section 365, approving the assumption as of the Effective Date of the executory contracts and unexpired leases listed on Exhibit IV.A hereto. To the extent that assumption of an executory contract or unexpired lease on Exhibit IV.A is conditioned on the modifications specified in said Exhibit IV.A, the Confirmation Order shall constitute an Order of the Bankruptcy Court pursuant to Bankruptcy Code Section 365 approving the assumption as of the Effective Date of said executory contract or unexpired lease as modified pursuant to the terms specified in said Exhibit IV.A.

         3. OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         TO THE EXTENT ANY PARTY TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE IDENTIFIED FOR ASSUMPTION ASSERTS ARREARS OR DAMAGES PURSUANT TO BANKRUPTCY CODE
SECTION 365(b)(1) IN AN AMOUNT DIFFERENT FROM THE AMOUNT SET FORTH ON EXHIBIT IV.A HERETO, OR HAS ANY OBJECTION TO THE PROPOSED ADEQUATE ASSURANCE OF FUTURE PERFORMANCE OR THE PROPOSED ASSUMPTION AND CURE REGARDING THE EXECUTORY CONTRACTS OR UNEXPIRED LEASES ON THE TERMS AND CONDITIONS PROVIDED FOR IN THIS PLAN, ALL SUCH ASSERTED ARREARS AND ANY OTHER OBJECTIONS SHALL BE FILED AND SERVED WITHIN THE SAME DEADLINE AND IN THE SAME MANNER ESTABLISHED FOR FILING OBJECTIONS TO CONFIRMATION.

         Failure to assert any arrearage different in amount from the applicable amount set forth on Exhibit IV.A hereto, or to File an objection within the time period set forth above, shall constitute consent to the assumption and cure on the terms provided for in this Plan and said Exhibit IV.A, including acknowledgment that (i) the proposed assumption provides adequate assurance of future performance, (ii) the amount identified for "cure" is the amount necessary to compensate for any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed, (iii) no other defaults exist under such executory contract or unexpired lease, and (iv) to the extent Exhibit IV.A calls for assumption of an executory contract or unexpired lease as modified, the party or parties thereto have no objection and irrevocably consent to the assumption of said executory contract or unexpired lease as so modified.

         If an objection is Filed to assumption based upon lack of adequate assurance of future performance or otherwise, and the Bankruptcy Court determines that the applicable Reorganized

Debtors shall not assume the executory contract or unexpired lease, then the executory contract or unexpired lease in question shall automatically thereupon be deemed to have been included on Exhibit IV.B hereto and rejected pursuant to
Section IV.B hereof.

         4. PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied, pursuant to Bankruptcy Code
Section 365(b)(1), by payment of the default amount in Cash within 60 days following the Effective Date, unless otherwise provided on Exhibit IV.A or otherwise agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payment,
(ii) the ability of the Reorganized Debtors to provide adequate assurance of future performance under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code
Section 365(b)(1) shall be made following entry of a Final Order of the Bankruptcy Court resolving the dispute and approving assumption.

         B. EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

         1. GENERALLY

         As of the Confirmation Date, each executory contract or unexpired lease of Debtors that has not been previously assumed pursuant to Order of the Bankruptcy Court and is not assumed under Section IV.A of this Plan, including, without limitation, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts attached as Exhibit IV.B to this Plan, all agreements pursuant to which Existing Stock Options were granted, and all Existing Stock Options, and all Equity Interests or rights to acquire any Equity Interests, shall be rejected to the extent, if any, that any of the foregoing constitute executory contracts or unexpired leases, and without conceding that they constitute executory contracts or unexpired leases or that any of the Debtors has any liability thereunder.

         The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Bankruptcy Code Section 365, deemed entered as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection in this Plan shall, within the same deadline and in the same manner established for Filing objections to Confirmation, File any objection to such rejection. Failure to File any such objection within the time period set forth above shall constitute consent to the rejection. Debtors shall provide notice of any amendment to Exhibit IV.B hereto to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable limited notice service list in the Reorganization Cases.

         2.       RED ROBIN

         In accordance with the terms of the Red Robin Settlement, all Red Robin Franchise Agreements not already heretofore terminated or deemed rejected shall be deemed rejected, as of the Effective Date. Upon and after the Effective Date the Red Robin Settlement shall be fully implemented and binding, on its terms, on the Reorganized Debtors.


         C.       BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to Section IV.B of this Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is an Allowed Claim, shall be classified in Class 3 as applicable; provided, however, that the Unsecured Claim arising from the rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their successors or properties, unless a proof of Claim is Filed and served on the applicable Reorganized Debtor against whom such Claim is asserted within thirty (30) days after the date of notice of the entry of an Order of the Bankruptcy Court rejecting the executory contract or unexpired lease, including, if applicable, the Confirmation Order.

                                       V.

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

         A.       IMPLEMENTATION OF THE RED HEAD PLAN

         On, prior to, and after the Effective Date, MRI is expressly authorized to take all actions it deems appropriate to obtain confirmation and implementation of the Red Head Plan, to acquire the stock or assets of Red One or Red Three, and/or to succeed to all rights and interests of any of the Red Head Debtors to the Concept, without further corporate action by any of the Reorganized Debtors of any type or any further approval of the Bankruptcy Court. In this regard, MRI is expressly authorized hereunder to, as it deems appropriate:

         1. Obtain confirmation of the Red Head Plan, and acquire all of the outstanding Red One Common Stock and Red Three Common Stock pursuant thereto;

         2. Purchase the assets of Red One or Red Three;

         3. Assume and pay or discharge, or cause to be discharged, all obligations of MRI, Red One, or Red Three under the Red Head Plan; and/or

         4. Purchase or acquire all rights and interests of Gallagher to the Concept.

         B.       CORPORATE ACTION

         1. The entry of the Confirmation Order shall constitute an Order of the Bankruptcy Court authorizing and approving of the Reorganized Debtors, through their present Chief Executive Officer (and without the need for any further action by the Bankruptcy Court or any officers or directors of the Reorganized Debtors), taking all actions necessary or appropriate to complete, enter into, implement, and consummate the contracts, instruments, and other agreements or documents created in connection with this Plan or to be executed and delivered pursuant to this Plan before, on, or after the Effective Date, including, without limitation, effecting any change of name of any of the Reorganized Debtors, adopting the Reorganized MRI Restated Certificate of Incorporation and the Reorganized MRI Restated Bylaws, or the applicable Reorganized Other Debtor Restated Certificate of Incorporation and the applicable Reorganized Other Debtor Bylaws, as the case may be, incorporating and adopting organizational documents for Finance, adopting the Reorganized MRI Incentive Plan, selecting the initial directors and officers for the Reorganized Debtors, removing the existing directors and officers of the Reorganized Debtors, distributing Cash and issuing and distributing New Common Stock, and implementing such other matters provided for under or contemplated by this Plan involving the corporate affairs or structure of the Reorganized Debtors and the corporate action to be taken by or required by the Reorganized Debtors. Entry of the Confirmation Order further constitutes an Order of the Bankruptcy Court authorizing and granting attorney-in-fact powers to the present Chief Executive Officer of the Debtors to file or cause to be filed such termination statements, releases, or such other documentation with any applicable public agency deemed necessary in their sole discretion to effect releases as authorized by this Plan of Liens, mortgages, claims, and encumbrances against any of the Reorganized Debtors (or their Affiliates) and their properties.

         2. On the Effective Date, the Reorganized Debtors shall adopt the Reorganized MRI Restated Certificate of Incorporation, the Reorganized Other Debtor Certificate of Incorporation, the Reorganized MRI Restated Bylaws and the Reorganized Other Debtor Restated Bylaws, which shall contain provisions consistent with Bankruptcy Code provisions prohibiting the issuance of nonvoting equity securities. Following the Effective Date, each of the Reorganized Debtors shall retain the right to merge, consolidate, dissolve, or take any other corporate action in accordance with applicable nonbankruptcy law, including amending their organic documents pursuant to applicable nonbankruptcy law to provide for the issuance of nonvoting equity securities.

         3. Each restaurant operation and the associated assets of each of the Debtors shall be held, on and after the Effective Date, in a subsidiary of Reorganized MRI formed or continued to hold the assets for that restaurant, including the Reorganized Subsidiaries. To the extent the Concept or any lease, furniture, fixtures, equipment, inventory, license (including liquor licenses) or other assets, tangible or intangible, or rights used in an MRI restaurant are not presently held in the name of the particular subsidiary, those assets, or the right to use those assets, will, on the Effective Date, be assigned by MRI (or the other applicable Debtor entity) into the applicable Reorganized Subsidiary which will operate that restaurant. All such assignments shall be made without further action by the officers or board of directors of the Reorganized Debtors, or further approval of the Bankruptcy Court, and shall be made irrespective of any legal or contractual restriction on assignment or transfer pertaining to any such assets, consistent with Section 365(f) of the Bankruptcy Code.

         C.       FUNDING OF THE PLAN

         Cash payments required by this Plan shall be provided from the funds of the Estate, from funds generated by operation of the Debtors, and the Reorganized Debtors's business, and from (i) funds borrowed through the issuance on or prior to the Effective Date of Postpetition Senior Secured Notes, (ii) funds raised from a private placement of the New Common Stock under this Plan, or (iii) funds received from the exercise of New Warrants.

         D.       MANAGEMENT OF THE REORGANIZED DEBTORS

         The Disclosure Statement identifies the individuals who are contemplated to serve initially as the directors and the executive officers of the Reorganized Debtors commencing on the Effective Date. The listing set forth in the Disclosure Statement may be modified at or before the Confirmation Hearing, on such notice to Creditors as the Bankruptcy court may direct. The directors and officers of the Reorganized Debtors shall be authorized to assume their offices on or before the Effective Date and shall be authorized to continue to serve in such capacities thereafter pending further action of the Board of Directors or stockholders of the Reorganized Debtors in accordance with applicable state law and the Reorganized Debtors' then-in effect certificates of incorporation and bylaws.

         E.       EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to Bankruptcy Code Section 1146(c), the issuance, transfer, or exchange of New Securities; the creation of any mortgage, deed of trust or other security interest; and the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan (including any deeds, bills of sale or assignments executed in connection with this Plan, agreements entered into in connection therewith, or the Confirmation Order) shall not be subject to any stamp tax, real estate transfer tax, or similar tax, and the Confirmation Order shall constitute an Order of the Bankruptcy Court to that effect.

         F. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES, AND OTHER DOCUMENTATION

         On the Effective Date, except as otherwise expressly provided in this Plan through specific identification and designation, all instruments, securities, and other documentation or agreements representing or giving rise to Claims against or Equity Interests in the MRI and the Subsidiaries and any rights to acquire Equity Interests in MRI and the Subsidiaries shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any Person. The holders of such canceled instruments, securities, and other documentation shall have no rights arising from or relating to such instruments, securities, or other documentation or the cancellation thereof, except the rights expressly provided pursuant to this Plan through specific identification and designation.

         Except to the extent, if any, otherwise provided in this Plan, agreements entered into in connection therewith, and the Confirmation Order, as a condition to participation under this Plan a holder of a note that desires to receive property to be distributed on account of an Allowed Claim based on such note shall surrender the note to the Disbursing Agent.

         Entry of the Confirmation Order shall constitute an Order of the Bankruptcy Court approving the foregoing provisions of this Section F.

         G. APPLICABILITY OF BANKRUPTCY CODE SECTIONS 1125 AND 1145 TO NEW SECURITIES AND REPLACEMENT NOTES ISSUED UNDER THIS PLAN

         The protection afforded by Bankruptcy Code Section 1125 with regard to the solicitation of acceptances or rejections of this Plan and with regard to the offer, issuance, sale, or purchase of the replacement notes, Postpetition Senior Secured Notes and the New Securities issued and distributed to holders of Claims and Administrative Claims under or in connection with this Plan and the Confirmation Order, shall apply to the Debtors and the Reorganized Debtors and their officers, directors, employees, attorneys and agents. The entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Reorganized Debtors, the Debtors, and all of their respective officers, directors, partners, employees, members, attorneys or agents, and each Professional Person, attorney, accountant, or other professional employed by any of them, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125 and the federal securities laws. In addition, entry of the Confirmation Order shall constitute an Order of the Bankruptcy Court that the exemption from the requirements of
Section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security provided for in Bankruptcy Code
Section 1145 shall apply to the New Securities (including any New Common Stock issued as a result of exercise of New Warrants) to be issued under this Plan.

         H.       DISCHARGE AND INJUNCTION

         Entry of the Confirmation Order shall constitute an Order of the Bankruptcy Court that, except as otherwise provided in this Plan or in agreements or Orders entered in connection therewith, on and after the Effective Date,

                  a. the rights afforded in this Plan, and the treatment of all Claims and Equity Interests thereunder, (i) shall be in exchange for, and in complete satisfaction, discharge, and release of all Claims (including without limitation, all Administrative Claims, Secured Claims, Priority Tax Claims, other Priority Claims, and Unsecured Claims (including any interest accrued on such Claims from and after the applicable Petition Date)), against MRI, the Subsidiaries, and the Reorganized Debtors, or any of their assets or properties and any liability thereunder, and (ii) shall terminate all Equity Interests in MRI of any nature whatsoever;

                  b. all substantive rights or obligations of MRI under any Equity Interests shall be terminated, and MRI and the Subsidiaries shall be deemed discharged and released to the fullest extent permitted by Bankruptcy Code Section 1141 from all Claims or Equity Interests that arose prior to the Effective Date against them, their property or assets (including without limitation, all Administrative Claims, Intercompany Claims, Secured Claims, Priority Tax Claims, other Priority Claims, and Unsecured Claims (including any interest accrued on such Claims from and after the applicable Petition Date)), and all debts of the kind specified in Bankruptcy Code Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. This discharge and release shall be effective in each case whether or not: (i) a proof of Claim or proof of interest based on such Claim or Equity Interest is Filed or deemed Filed pursuant to Bankruptcy Code Section 501, (ii) a Claim or Equity Interest is Allowed pursuant to the Bankruptcy Code, or (iii) the holder of a Claim or Equity Interest has accepted this Plan;

                  c. all Persons and Governmental Units shall be permanently enjoined by Bankruptcy Code Section 524 from asserting against the Reorganized Debtors, their successors, or their assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. The discharge shall void any judgment against any of MRI, the Subsidiaries, or the Reorganized Debtors any time obtained to the extent that it relates to a Claim or Equity Interest that has been discharged or terminated;

                  d. all Persons and Governmental Units who have held, currently hold, or may hold a Claim or Equity Interest against MRI or the Subsidiaries, discharged or terminated pursuant to the terms of this Plan shall be permanently enjoined by Bankruptcy Code Section 524 from taking any of the following actions on account of any such discharged Claim or terminated Equity Interest: (i) commencing or continuing in any manner any action or other proceeding against any of MRI, the Subsidiaries, or the Reorganized Debtors, their successors, assets, or properties; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of MRI, the Subsidiaries, or the Reorganized Debtors, their successors, assets, or properties; (iii) creating, perfecting, or enforcing any Lien or encumbrance against any of MRI, the Subsidiaries, or the Reorganized Debtors, their successors, assets, or properties; (iv) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to any of MRI, the Subsidiaries, or the Reorganized Debtors, their successors, assets, or properties; and (v) commencing or continuing any action, in any manner or place, that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person or Governmental Unit violating such injunction may be liable for actual damages, including costs and attorneys' fees and, in appropriate circumstances, punitive damages; and

                  e. all Persons and Governmental Units who have held, currently hold, or may hold a Claim or Equity Interest discharged or terminated pursuant to the terms of this Plan shall be permanently enjoined by Bankruptcy Code Section 524 from commencing or continuing in any manner any action or other proceeding against any party on account of a Claim or cause of action that was property of the Estate, including, without limitation, any derivative Claims capable of being brought on behalf of any of MRI, the Subsidiaries, or the Reorganized Debtors, and all such Claims and causes of action shall remain exclusively vested in the Reorganized Debtors to the maximum extent such Claims and causes of action were vested in any of MRI or the Subsidiaries. This Plan shall be binding upon and govern the acts of all Persons including, without limitation, all holders of Claims and Equity Interests, all filing agents or officers, title agents or companies, recorders, registrars, administrative agencies, Governmental Units and departments, agencies or officials thereof, secretaries of state, and all other Persons who may be required by law, the duties of their office, or contract to accept, file, register, record, or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the assets of any of MRI, the Subsidiaries, or the Reorganized Debtors.


         I.       REVESTING OF PROPERTY OF THE ESTATE AND RELEASE OF LIENS

         Except as otherwise provided in this Plan, any contract, instrument, or other agreement or document created in connection with this Plan, or the Confirmation Order, on the Effective Date, all property of the Estate of MRI and the Subsidiaries, including all permits issued by Governmental Units shall revest in the Reorganized Debtors free and clear of all Claims, mortgages, deeds of trust, Liens, security, interests, encumbrances, and other interests of any Person, and the Reorganized Debtors may thereafter operate their businesses and may use, acquire, and dispose of property and compromise or settle any Claims or Equity Interests without the supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of Delaware, and the guidelines and requirements of the Office of the United States Trustee for the District of Delaware. From and after the Effective Date, the Reorganized Debtors may use, acquire, and dispose of property without the supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, other than those restrictions expressly imposed by this Plan, any contract, instrument, or other agreement or document created in connection with this Plan, or the Confirmation Order. Notwithstanding anything to the contrary in this Plan, the Confirmation Order shall constitute an Order of the Bankruptcy Court that the Reorganized Debtors shall not have any liabilities under or obligations or remediation or other responsibilities in respect of any property that does not revest in the Reorganized Debtors on the Effective Date.

         Except as otherwise provided in this Plan or in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date, all mortgages, deeds of trust, Liens, or other security interests against property of the Estate shall be released, and all right, title, and interest of any holder of such mortgages, deeds of trust, Liens, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

         J.       SETOFFS

         Except as otherwise provided in this Plan, agreements entered into in connection therewith, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Reorganized Debtors may, pursuant to Bankruptcy Code Section 553 or applicable nonbankruptcy law, set off against any Allowed Claim (before any distribution is made on account of such Claim) any and all of the claims, rights and causes of action of any nature that any of the Debtors or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any such Claim shall constitute a waiver or release by any of the Debtors or the Reorganized Debtors of any such claims, rights, and causes of action that any of the Debtors or the Reorganized Debtors may possess against such holder. To the extent any of the Reorganized Debtors fails to set off against a third party and seeks to collect a claim from such third party after a distribution to such third party pursuant to this Plan on account of its Allowed Claim, such Reorganized Debtor shall be entitled to full recovery on its claim against such third party.

         K. OBJECTIONS TO CLAIMS; ADEQUACY OF NOTICE OF BAR DATE ORDERS AND SCHEDULES OF LIABILITIES

         All objections to Disputed Claims shall be Filed and served on the holders of such Claims by the later of (i) one year after the Effective Date or
(ii) one year after the particular proof of Claim has been Filed, except as extended by an agreement between the Claimant and the applicable Reorganized Debtor or by Order of the Bankruptcy Court upon an application Filed by the applicable Reorganized Debtor. After the Effective Date, only the Reorganized Debtors, by and through any of their attorneys (whose representation before the Bankruptcy Court on behalf of the Debtors or the Reorganized Debtors after the Effective Date need not be approved in advance by Order) shall have authority to File objections, or settle, compromise, withdraw, or litigate to judgment objections to or proceedings to estimate Claims. Notwithstanding any prior Order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without the approval of the Bankruptcy Court.

         In order to effectuate and expedite the distributions to be made on or after the Effective Date, the Reorganized Debtor may seek the entry of one or more Claims Estimation Orders. Upon the entry of a Claims Estimation Order by the Bankruptcy Court respecting any Disputed Claim, regardless of whether such Claims Estimation Order becomes a Final Order, unless a stay of distribution is obtained, the Disbursing Agent may proceed with distribution based upon the estimated amount of any such Claim. The initiation of distributions under the Plan prior to the completion of any appeal of or further proceedings with respect to any Claim that is the subject of a Claims Estimation Order shall render any such appeal or further proceeding moot.

         If the Bankruptcy Court enters an Order determining or disallowing, in whole or in part, any Disputed Claim, regardless of whether such Order becomes a Final Order, unless a stay of distribution is obtained pending appeal, the Disbursing Agent may proceed with distribution based upon the Bankruptcy Court's Order determining such Claim. The initiation of distributions under the Plan prior to the completion of any appeal of or further proceedings with respect to any Claim that has been determined by Order of the Bankruptcy Court shall render any such appeal or further proceeding moot.

         The Confirmation Order shall constitute an Order of the Bankruptcy Court that the notice of the Bar Date Orders was adequate to notify all known and unknown claimants of the last day to File proofs of Claim with the Bankruptcy Court or be barred from asserting any Claim (including any Administrative Claim) against the Debtors, the Reorganized Debtors, and their respective properties or assets, or from voting on or receiving distributions under this Plan. In addition, based on the condition of the Debtors' books and records at the time the Schedules were due to be Filed, the Debtors were unable to verify the amounts of owing in respect of certain Unsecured and Priority Claims as of the Petition Date. Accordingly, certain such Claims were scheduled as Disputed. Entry of the Confirmation Order constitutes an Order of the Bankruptcy Court approving the adequacy of the Schedules without the need for amendment.

         L.       PRESERVATION OF RIGHTS OF ACTION

         Except as provided in any other contract, instrument, or other agreement entered into in connection with this Plan, in accordance with Bankruptcy Code Section 1123(b), the Reorganized Debtors shall retain and may enforce any Claims, rights, and causes of action, including rights and causes of action arising under the Bankruptcy Code which are commenced prior to the closing of the Reorganization Cases, that any Debtors or its Estate may hold against any Person. Only the Reorganized Debtors or their respective successor(s) may pursue such retained Claims, rights or causes of action, as appropriate, in each case in accordance with the best interests of the applicable Reorganized Debtor or its successor(s). Entry of the Confirmation Order shall be deemed to constitute an Order of the Bankruptcy Court that any Debtor's failure to take any action prior to the Effective Date to enforce any such Claims, rights, and causes of action did not in any manner whatsoever constitute a waiver (whether under the doctrine of estoppel, laches, res judicata or otherwise) of any of such Debtors' or Reorganized Debtors' rights in respect thereof.

         The Confirmation Order shall be deemed to constitute an Order of the Bankruptcy Court, as is authorized under Bankruptcy Code Section 502(d), disallowing in full any Claim of (i) any entity from which property is recoverable under Bankruptcy Code Sections 542, 543, 550, or 553 or (ii) that is a transferee of a transfer avoidable under Bankruptcy Code Section 544, 545, 547, 548 or 549, unless such entity or transferee has paid the amount or turned over any such property for which such entity or transferee is liable under Bankruptcy Code Sections 542, 543, 550, or 553.

         M.       INCLUSION OF NEW EQUITY SECURITIES IN NASDAQ

         The Reorganized Debtors shall use reasonable efforts to cause the New Common Stock to be included in the National Association of Securities Dealers, Inc. automated Quotation System.

                                       VI.

                          DISTRIBUTIONS UNDER THE PLAN

         A.       GENERAL MATTERS CONCERNING THE DISTRIBUTION OF CONSIDERATION

         1.       THE DISBURSING AGENT(S)

         The Reorganized Debtors and such other Person(s) as may be approved by any one of the Reorganized Debtors or the Bankruptcy Court, shall act as Disbursing Agent(s) under this Plan. Any such Disbursing Agent may, with the prior approval of the Reorganized Debtors, employ or contract with other Persons to assist in or to perform the distribution required. Each third party hired as a Disbursing Agent shall receive from the Reorganized Debtors, and on terms acceptable to the Reorganized Debtors without the need for further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services.

         2.       CASH PAYMENTS

         Cash payments made pursuant to this Plan will be in U.S. dollars by wire transfer from a domestic bank, at the option of the Reorganized Debtors. However, Cash payments to foreign Claimants may be made, at the option of the Reorganized Debtors, in such currency and by such means as are necessary or customary in a particular foreign jurisdiction.

         3.       TRANSMITTAL OF DISTRIBUTIONS

         Notwithstanding anything in this Plan or any agreement, document, or instrument contemplated under this Plan, all non-Cash distributions shall be deemed made at the time such distribution is deposited in the United States mail, postage prepaid. Except as otherwise agreed with the holder of an Allowed Claim or Allowed Equity Interest, any property to be distributed on account of an Allowed Claim or Allowed Equity Interest shall be distributed by mail to (i) the latest mailing address Filed of record for the party entitled thereto or to a holder of a power of attorney designated by such holder to receive such distributions or (ii) if no such mailing address has been so Filed, the mailing address reflected on the Filed Schedules of Assets and Liabilities or in the Reorganized Debtors' books and records.

         4.       UNDELIVERABLE DISTRIBUTIONS

         If any distribution is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to the holder of the Allowed Claim or Allowed Equity Interest on which such distribution was made unless and until the Disbursing Agent or the Reorganized Debtors are notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent until such time as a distribution becomes deliverable or is deemed canceled (as hereinafter provided). Any unclaimed distribution held by a Disbursing Agent shall be accounted for separately, but the Disbursing Agent shall be under no duty to invest any such unclaimed distribution in any manner. Any holder of an Allowed Claim or Allowed Equity Interest that does not present a claim for an undeliverable distribution within one year after the date upon which a distribution is first made available to such holder shall have its right to such distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against any of the Reorganized Debtors or its property or against any other Person, including the Disbursing Agent(s). All unclaimed or undistributed distributions shall, pursuant to Bankruptcy Code Section 347(b), be the property of the Reorganized Debtors and shall be treated and allocated as determined by the Reorganized Debtors in their sole and absolute discretion.

         B.       FRACTIONAL SHARES

         Notwithstanding any other provision of this Plan, only whole numbers of shares of New Securities (including shares issued pursuant to any augmentation provision of this Plan) shall be issued. As a result, if the calculated distribution on account of Allowed Claims and Allowed Equity Interests based upon the record holders thereof on the Distribution Record Date, or pursuant to any augmentation provision of this Plan, would otherwise result in the issuance to any Person of a number of shares of New Securities that is not a whole number, then the actual distribution of shares of New Securities to such Person shall be rounded up (if the fraction equals or exceeds one-half) or down (if the fraction is less than one-half). No consideration shall be provided in lieu of fractional shares of New Securities that are rounded down. Any surplus of fractional shares of New Common Stock existing as a result of the rounding process shall be retained by Reorganized MRI as treasury stock.

         C. DISTRIBUTION ON DISPUTED CLAIMS OR DISPUTED EQUITY INTERESTS THAT BECOME ALLOWED CLAIMS OR ALLOWED EQUITY INTERESTS

         Within thirty (30) days following the allowance by Final Order of all or a portion of a Disputed Claim or Disputed Equity Interest, the Reorganized Debtors shall deliver, and the Disbursing Agent shall distribute, in accordance with the provisions of this Plan regarding the treatment of such Allowed Claim or Allowed Equity Interest, the consideration to which the holder of such newly Allowed Claim or Allowed Equity Interest is entitled under the terms of this Plan, as though such Claim had been Allowed as of the Effective Date. Concurrently with such distribution, the Reorganized Debtors shall pay (without interest) or issue to the holder of the newly Allowed Claim or Allowed Equity Interest an amount, if any, equal to the allocable portion of any consideration distribution on, received for, with respect to, or on account of previously issued New Common Stock.

         D.       SUBORDINATED CLAIMS


         Any Claim equitably subordinated to the Claims of Class 3A or Class 3AA Creditors under this Plan by judgment or Order of the Bankruptcy Court (which judgment or Order need not become a Final Order), shall receive no distribution under this Plan, provided, however, that in the event the Bankruptcy Court Order or judgment of subordination specifies an alternative treatment of such Claim under this Plan, the Claim shall receive the treatment specified by the Bankruptcy Court Order or judgment. Any Allowed Claim (or portion thereof), whether secured or unsecured, for any fine, penalty or forfeiture, or for multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss, and all Tax Claims for penalties, shall be automatically subordinated to Claims in Subclasses 3A and 3AA, and shall receive no distribution under this Plan.
                                      VII.

                CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

         A.       CONDITIONS PRECEDENT.

         This Plan shall become effective for all purposes on the date (the "Effective Date") that is the first business day after each of the following conditions are met:

                  (i) this Plan shall have been confirmed in form and substance satisfactory to MRI;

                  (ii) at least $2.5 million, in the aggregate, of financing shall have been funded under the Postpetition Series B Notes;

                  (iii) the Red Head Plan shall have been confirmed in form and substance satisfactory to MRI, and MRI shall have assumed its obligations thereunder;

                  (iv) no stay of the Confirmation Order shall be in effect;

                  (v) no stay of the Red Head Confirmation Order shall be in effect;

                  (vi) the closing ("Closing") of the transactions described in
         Section V.A. above shall have occurred;

                  (vii) the fees under 28 U.S.C. Section 1930 of the United States Trustee then owing by the Debtors shall have been paid in full;

                  (viii) a registration statement, if one shall be required, shall have been filed with the SEC registering the New Common Stock under the Plan and shall have become effective under the Securities Act.

         The Reorganized Debtors retain the right to withdraw or revoke this Plan, in its entirety or as to any particular Debtor, in their sole discretion at any time prior to the Confirmation Date. MRI may, in its sole discretion and without any further notice, waive the conditions set forth in subsections (iii),
(v), and/or (vi) above.

                                      VIII.

                              CONFIRMATION REQUEST

         A.       CONFIRMATION REQUEST

         This Plan incorporates the cramdown provisions of the Bankruptcy Code. In the event any Impaired Class does not accept this Plan in accordance with the provisions of Bankruptcy Code Section 1126, the Debtors reserve the right to request that the Bankruptcy Court confirm this Plan in accordance with Bankruptcy Code Section 1129(b). In addition, the Debtors request Confirmation of this Plan under Bankruptcy Code Section 1129(b) with respect to Subclasses 3A, 1F through 1I, and Classes 4,5, 6, and 7.

                                       IX.

                            RETENTION OF JURISDICTION

         A.       RETENTION OF JURISDICTION

         Following Confirmation, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                  (i) to determine the allowability, classification, or priority of Claims or Equity Interests;

                  (ii) to construe and to take any action to enforce and execute this Plan, the Confirmation Order, or any other Order of the Bankruptcy Court;

                  (iii) to issue such Orders as may be necessary for the implementation, interpretation, execution, performance, and consummation of this Plan;

                  (iv) to protect the property of the Estate revesting in the Reorganized Debtors from Claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property based upon the terms and provisions of this Plan;

                  (v) to determine any and all applications for allowance of compensation and expense reimbursement of Professional Persons;

                  (vi) to determine any other request for payment of Administrative Claims;

                  (vii) to determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted prior to the closing of the Reorganization Cases (regardless of whether initiated prior to or after the Effective Date), including litigation commenced to set aside or avoid any transfers pursuant to Bankruptcy Code Sections 544, 545, 547, 548, 549, 550, and 553;

                  (viii) to hear and determine all applications for assumption or rejection of executory contracts or leases pending as of the Effective Date or incorporated in this Plan;

                  (ix) to hear and determine all disputes or controversies arising from or under, or relating to, the Reorganization Agreement;

                  (x) to modify this Plan under Bankruptcy Code Section 1127, to remedy any defect or omission in this Plan, or to reconcile any inconsistency in this Plan so as to carry out its intent and purposes; and

                  (xi) to issue injunctions or take such other actions or make such other Orders as may be necessary or appropriate to aid the consummation of an restrain interference with this Plan.

                                       X.

                            MISCELLANEOUS PROVISIONS

         A.       AMENDMENT AND MODIFICATION OF THIS PLAN

         This Plan may be amended or modified before the Effective Date only by MRI, or following the Effective Date, only by the Reorganized Debtors, to the extent provided in Bankruptcy Code Section 1127.

         B.       WITHDRAWAL OR REVOCATION OF THIS PLAN

         The Debtors reserve the right to revoke or withdraw this Plan, in its entirety or as to any particular Debtor, at any time prior to the Confirmation Date for any reason whatsoever.

         C.       DISMISSAL, LIQUIDATION, OR CONVERSION

         This Plan is confirmed as to MRI and the Subsidiaries, and not as to the Shell Companies, Magic American Cafe, Inc., or 10 Columbia Corporate Center, Inc. At or after the Confirmation Hearing the Reorganization Cases involving those entities may be dismissed or converted to cases under a different Chapter of the Bankruptcy Code, as MRI may determine or as may otherwise be Ordered by the Bankruptcy Court. Alternatively, those entities may be dissolved in accordance with the laws of their respective states of incorporation. Except as specifically provided in this Plan with respect to claims of Professional Persons or Holders of Postpetition Senior Secured Notes, Holders of Claims against and Interests in the Shell Companies, Magic American Cafe, Inc., or 10 Columbia Corporate Center, Inc. shall receive no distributions under this Plan on account of those Claims or Interests. Furthermore, the classification herein of certain Claims against those entities (e.g., Subclass 3B Claims) does not confer a right to payment under this Plan, and does not imply that the entity in question has been reorganized under this Plan. Rather, such classification is included in this Plan for clarification purposes, to illustrate the exclusion of certain Claims from classes that will receive distributions under this Plan.

         D.       SUCCESSORS AND ASSIGNS

         The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person, including any successor to or assign of any of the Reorganized Debtors.

         E.       SEVERABILITY OF PROVISIONS OF THIS PLAN

         The provisions of this Plan shall not be severable unless such severance is agreed to by the Debtors or the Reorganized Debtors, and such severance would constitute a permissible modification of this Plan pursuant to Bankruptcy Code Section 1127.

         F.       CREDITORS' COMMITTEE

         Following the Effective Date, the Creditors' Committee shall continue as a representative body on behalf of Unsecured Creditors to monitor the Reorganized Debtors' compliance with the terms of this Plan in respect of Allowed Class 3A and 3AA Claims. The Creditors' Committee shall continue to retain its counsel, Blank Rome Comisky & McCauley, to assist it in carrying out these responsibilities. The Reorganized Debtors shall be responsible for payment of all reasonable and necessary attorneys' fees and expenses incurred by the Creditors' Committee after the Effective Date. Blank Rome Comisky & McCauley shall not be required to file any fee applications with the Bankruptcy Court or obtain an order approving any such post-Effective Date fees and expenses, provided that any dispute between the Reorganized Debtors and counsel regarding the reasonableness or necessity of any fees or expenses incurred by counsel for the Creditors' Committee shall be submitted to the Bankruptcy Court for determination.

         G.       CONTRIBUTION BAR

         The Confirmation Order shall constitute an Order forever barring Claims for contribution, reimbursement, subrogation or indemnity against MRI or the Subsidiaries by any holder of a Claim for indemnity, contribution, reimbursement or subrogation or any Person or entity who was named as a defendant, who could have been named as a defendant, or who otherwise may claim contribution, reimbursement, subrogation or indemnity rights in the future against MRI or the Subsidiaries in connection with the facts and claims asserted, or that could have been asserted within the scope of res judicata, in any lawsuit that was pending or could have been pending on the Effective Date. All such Claims shall be automatically discharged and forever barred upon entry of the Confirmation Order, without the necessity of the filing or adjudication of any objection to such Claims.

         H.       EXONERATION AND RELIANCE

         The present and former affiliates, officers, directors, shareholders, members, representatives, attorneys, accountants, financial advisors, and agents of the Debtors, the Reorganized Debtors, and the Creditors' Committee shall not be liable to any holder of a Claim or Equity Interest, or any other party with respect to any action, forbearance from action, decision, or exercise of discretion taken at any time through the Effective Date in connection with (a) the operation of the Debtors or the Reorganized Debtors; (b) the proposal or implementation of any of the transactions provided for, or contemplated in, this Plan or the Disclosure Statement; (c) any act taken or omission made in connection with or related to the Reorganization Cases, or in connection with or related to formulating, distributing, implementing, confirming, or consummating this Plan (including soliciting acceptances or rejections thereof), the Disclosure Statement, or any contract, instrument, or other agreement or document entered into in connection with this Plan for any act taken or not taken in connection with or relating to the Reorganization Cases, (d) the administration of this Plan or the Assets and property to be distributed pursuant to or as contemplated by this Plan and the Disclosure Statement, other than for recklessness, willful misconduct or fraud, or (e) any action (breach of fiduciary duty or otherwise) the same basic facts of which would be relied upon in any action against any of the Debtors asserting a Claim under Bankruptcy Code
Section 510(b). Furthermore, the foregoing limitation of liability shall be in addition to the "safe harbor" from liability provided by Section 1125(e) of the Bankruptcy Code and Section V.F. of this Plan,

         The Debtors, the Reorganized Debtors, the Creditors' Committee, and their respective affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors, and agents may rely upon the opinions of counsel, certified public accountants, and other experts or professionals employed by any of them, and such reliance shall conclusively establish good faith.

                             ANDREWS & KURTH L.L.P.
                             John A. Lee
                             Peter S. Goodman
                             A. Sidney Holderness, Jr.
                             425 Lexington Avenue
                             New York, New York 10017
                             (212) 850-2800

                                   - and -

                             YOUNG, CONAWAY, STARGATT & TAYLOR
                             Laura Davis Jones (No. 2436)
                             Robert S. Brady (No. 2847)
                             Mark I. Duedall (No. 3346)
                             11th Floor, Rodney Square North
                             PO Box 391
                             Wilmington, Delaware 19899-0391
                             (302) 571-6642

                             Co-Counsel to the Debtors and the Debtors in Possession




                             MAGIC RESTAURANTS, INC., for itself and for each of the Debtors


                             ---------------------------------
                             By: Charles Olson, Jr.
                             Its:  Chief Executive Officer

                                 EXHIBIT I.A--1
                       REORGANIZED MAGIC RESTAURANTS, INC.

                           SUBSIDIARY PREFERRED STOCK

                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

                  CONCEPT: Certain assets of MRI that currently constitute collateral security for Secured Claims against MRI will be transferred by Reorganized MRI to certain of its subsidiaries that are Reorganized Debtors (the "Issuing Subsidiaries"). Such Secured Claims will be paid in full by issuance, in each case by the Issuing Subsidiary to which the assets securing a particular Secured Claim are transferred to the Secured Creditor holding such Secured Claim, of 8% Cumulative Exchangeable Preferred Stock of such Issuing Subsidiary, all as more fully described below.


ISSUERS:                                    Each Issuing Subsidiary

ISSUES:                                     8% Cumulative Exchangeable Preferred Stock of the
                                            respective Issuing Subsidiaries ("8% Preferred")

ISSUE VALUATION:                            One share of 8% Preferred for each $75 of Allowed Secured
                                            Claim

LIQUIDATION PREFERENCE:                     $75 per share, plus accrued and unpaid dividends, before any payment made on common stock of the Issuing Subsidiary
                                            (See also "Issuing subsidiary Indebtedness" below)

DIVIDEND RATE:                              8% per annum, payable semi-annually (to the extent of funds legally available therefor); may at the election of the
                                            respective Issuing Subsidiary (and with the consent of
                                            Reorganized MRI) be paid by issuance to the registered
                                            holders of its 8% Preferred of shares of Common Stock of
                                            Reorganized MRI (valued for this purpose at the closing (bid)
                                            price as of the 10th business day  next preceding declaration of the dividend)

MANDATORY REPURCHASE:                       To the extent of funds legally available therefor, at end of each of third, fourth and fifth years following issuance,
                                            Issuing Subsidiary will offer to purchase (at a Cash price in each case equal to Liquidation Preference plus accrued and unpaid dividends, one-sixth, one-third, and one-half,
                                            respectively, of the shares of 8% Preferred initially issued by it (a "Mandatory Repurchase"); provided, however, that if the closing (bid) price of the Common Stock of Reorganized MRI shall exceed $10 per share for any period of 40 consecutive

                                            trading days following issuance, all rights of holders of the 8%
                                            Preferred to any Mandatory Repurchase (past or future) not yet consummated shall cease (and any director then serving as
                                            provided in "Voting Rights" below by reason of a prior passed
                                            Mandatory Repurchase shall resign)

CALLABILITY:                                Subject to there being funds legally available therefor, Issuing
                                            Subsidiaries may at their option call the 8% Preferred at any time at a price equal to Liquidation Preference plus accrued and unpaid dividends

EXCHANGEABILITY:                            At the election of holders of the 8% Preferred, and with the consent of Reorganized MRI, the shares of 8% Preferred will be exchangeable for shares of Common Stock of Reorganized MRI as follows:

                                                -    During first year after issuance: One share of 8%
                                            Preferred = 10 shares of Reorganized MRI Common Stock

                                                -    During second year after issuance: One share of 8%
                                            Preferred = 7.5 shares of Reorganized MRI Common Stock

                                                -    During third year after issuance: One share of 8%
                                            Preferred = 6 shares of Reorganized MRI Common Stock

                                                -    Thereafter, 8% Preferred not exchangeable at holder
                                            option

VOTING RIGHTS:                              None, except that if Issuing Subsidiary passes three
                                            consecutive semiannual dividends or one Mandatory
                                            Repurchase, holders of the 8% Preferred, voting as a single class, shall be entitled to elect one director to the Board of the
                                            Issuing Subsidiary (who shall, subject to the proviso to
                                            "Mandatory Repurchase" above, continue to serve  until all accrued dividends and Mandatory Repurchases have been
                                            brought current)

ISSUING SUBSIDIARY
INDEBTEDNESS:                               Issuing Subsidiaries will covenant not to create, incur, assume or otherwise become or be liable for any indebtedness for
                                            borrowed money or for the deferred purchase price of
                                            property except to Reorganized MRI or another subsidiary of
                                            Reorganized MRI

                                      * * *

                                 EXHIBIT I.A--2

                       REORGANIZED MAGIC RESTAURANTS, INC.

                     SUBSIDIARY PREFERRED STOCK -- LEVITTOWN

                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

                  CONCEPT: Reorganized MRI at Levittown (the "Issuing Subsidiary") will own the assets at the Levittown Red Head restaurants (the "Subject Assets"). As provided in the Plan and the Confirmation Order, the Issuing Subsidiary will issue 8% Cumulative Exchangeable Preferred Stock, as more fully described below.

ISSUER:                                     The Issuing Subsidiary

ISSUE:                                      8% Cumulative Exchangeable Preferred Stock of the Issuing
                                            Subsidiary ("8% Preferred")

ISSUE VALUATION:                            One share of 8% Preferred for each $75 of Allowed Secured
                                            Claim

LIQUIDATION PREFERENCE:                     $75 per share, plus accrued and unpaid dividends, before any payment made on common stock of the Issuing Subsidiary
                                            (See also "Issuing Subsidiary Indebtedness" below)

DIVIDEND RATE:                              8% per annum, payable semi-annually in Cash (to the extent of funds legally available therefor)

MANDATORY REPURCHASE:                       To the extent of funds legally available therefor, beginning on first anniversary of the Effective Date and monthly thereafter,
                                            Issuing Subsidiary will offer to purchase (at a Cash price in each case equal to Liquidation Preference plus accrued and unpaid dividends), one forty-eighth (1/48) of the shares of 8%
                                            Preferred initially issued by it as may be agreed between the parties (a "Mandatory Repurchase"), so that if all such offers to purchase are made and accepted the 8% Preferred would be retired within 5 years.

CALLABILITY:                                Subject to there being funds legally available therefor, Issuing
                                            Subsidiary may at its option call the 8% Preferred at any time
                                            (in whole or in part) at a price equal to Liquidation Preference plus accrued and unpaid dividends
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                                        4
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
EXCHANGEABILITY:                            At the election of holders of the 8% Preferred, and with the consent of Reorganized MRI, the shares of 8% Preferred will be exchangeable for shares of Common Stock of Reorganized MRI as follows:

                                                -    During first year after issuance: One share of 8%
                                            Preferred = 10 shares of Reorganized MRI Common Stock

                                                -    During second year after issuance: One share of 8%
                                            Preferred = 7.5 shares of Reorganized MRI Common Stock

                                                -    During third year after issuance: One share of 8%
                                            Preferred = 6 shares of Reorganized MRI Common Stock

                                                -    Thereafter, 8% Preferred not exchangeable at holder
                                            option

                                            See also "Conversion Events" below

VOTING RIGHTS:                              None, except that if the Issuing Subsidiary passes three
                                            consecutive semiannual dividends or one Mandatory Repurchase, holders of the 8% Preferred, voting as a single class and by majority vote, shall be entitled to elect one director to the
                                            Board of the Issuing Subsidiary (who shall, subject to the proviso to "Mandatory Repurchase" above, continue to serve until all accrued dividends and Mandatory Repurchases have been
                                            brought current

ISSUING SUBSIDIARY
INDEBTEDNESS AND
OWNERSHIP OF ASSETS:                        Issuing Subsidiary's charter will block ability to create, incur, assume or otherwise become or be liable for any indebtedness for borrowed money or for the deferred purchase price of
                                            property.  Further, the charter(s) will provide that Issuing
                                            Subsidiary will not sell, transfer or dispose of the Subject
                                            Assets except for cash in the ordinary course of business at then fair market value, or pledge same to secure any
                                            indebtedness for borrowed money or deferred purchase price of property (which it is not permitted to have in any event).


MERGERS, ETC.                               Issuing Subsidiary's charter provisions will block merger or consolidation in which it is not the survivor, and certain asset sales, without consent of holders of a majority of the shares of the 8% Preferred, voting as a single class

CONVERSION EVENTS:                          Holders of 8% Preferred (acting by majority vote) shall have the contractual right against Reorganized MRI, if a
                                            Conversion  Event shall occur and have been continuing for at least 60 days, in respect of the Issuing Subsidiary, to require Reorganized MRI to deliver to such 8% Preferred
                                            holders, ratably, all outstanding shares of common stock of the Issuing Subsidiary held by Reorganized MRI (which shall be all such common stock) in exchange for the 8% Preferred of such Issuing Subsidiary; in such event such 8% Preferred shall be delivered to such Issuing Subsidiary and canceled.
                                            "Conversion Events" in respect of the Issuing Subsidiary shall consist of its (1) failure to timely pay a semi-annual Cash dividend on its 8% Preferred, or failure to make a required
                                            Mandatory Repurchase (whether or not, in either such case, there are funds legally available therefor), or (2)  breach of the covenant on Indebtedness and Ownership of Assets.  The
                                            common stock of each Reorganized Debtor constituting the
                                            Issuing  Subsidiary shall be placed in escrow with an
                                            independent third-party escrow agent for release upon the
                                            earlier of (i) there being no 8% Preferred of such Reorganized
                                            Debtor outstanding and all sums owing in connection
                                            therewith having been paid, or (ii) exercise of the right to convert such shares of 8% Preferred into the common stock
                                            of such Reorganized Debtor following occurrence of a
                                            Conversion Event as specified above.



                                     * * *

                                 EXHIBIT I.A--3

                       REORGANIZED MAGIC RESTAURANTS, INC.

              PARENT PREFERRED STOCK -- POSTPETITION SERIES B NOTES

                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

                  CONCEPT: Reorganized MRI will issue 10% Cumulative Exchangeable Preferred Stock, as more fully described below.

ISSUER:                                     Reorganized MRI

ISSUE:                                      10% Cumulative Exchangeable Preferred Stock ("10%
                                            Preferred")

ISSUE VALUATION:                            One share of 10% Preferred for each $75 of Allowed Secured
                                            Claim

LIQUIDATION PREFERENCE:                     $75 per share, plus accrued and unpaid dividends, before any payment made on common stock of the MRI

DIVIDEND RATE:                              10% per annum, payable annually in New Common Stock
                                            issued at a price equal to 80% of the average bid price for the
                                            New Common Stock during the preceding 12 months

REPURCHASE OPTION:                          To the extent of funds legally available therefor, beginning on third anniversary of the Effective Date and annually
                                            thereafter,  MRI will have the option to purchase (at a Cash price in each case equal to Liquidation Preference plus
                                            accrued and unpaid dividends), portions of the 10% Preferred
                                            (a "Repurchase Option"), so that if all such offers to purchase are accepted the 10% Preferred would be retired within 7
                                            years:

                                                -   On the third anniversary: 15.15% of the 10% Preferred

                                                -   On the fourth anniversary: 15.15% of the 10% Preferred

                                                -   On the fifth anniversary 22.73% of the 10% Preferred

                                                -   On the sixth anniversary: 22.73% of the 10% Preferred
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                                    7

                                              -  On the seventh anniversary: 24.24% of the 10% Preferred

CALLABILITY:                                Subject to there being funds legally available therefor, MRI may at its option call all or any outstanding portion the 10%
                                            Preferred at any time at a price equal to Liquidation
                                            Preference plus accrued and unpaid dividends

EXCHANGEABILITY:                            At the election of the Holder of the 10% Preferred, and with the consent of Reorganized MRI, the shares of 10% Preferred may be exchanged for shares of New Common Stock of Reorganized MRI as follows:

                                                -    During first year after issuance: One share of 10%
                                            Preferred = 10 shares of New Common Stock

                                                -    During second year after issuance: One share of 10%
                                            Preferred = 7.5 shares of New Common Stock

                                                -    During third year after issuance: One share of 10%
                                            Preferred = 6 shares of New Common Stock

                                                -    Thereafter, 10% Preferred not exchangeable at holder
                                            option

VOTING RIGHTS:                              None, except that if the MRI passes any annual dividends,
                                            holders of the 10% Preferred, voting as a single class and by majority vote, shall be entitled to elect one director to the
                                            Board of MRI, who shall continue to serve until all accrued dividends have been brought current

MERGERS, ETC.                               MRI's charter provisions will block merger or consolidation in which it is not the survivor, and certain asset sales, without consent of holders of a majority of the shares of the 10%
                                            Preferred, voting as a single class

CONVERSION EVENTS:                          MRI, at its sole option, will have the right to convert all or any portion of the 10% Preferred to a debt instrument, at a conversion price equal to Liquidation Preference plus accrued and unpaid dividends, with such debt instrument bearing
                                            interest at a rate of no less than 10% per annum, and having amortization, collateral, security and payment terms as may be agreed between MRI and the holder of the 10% Preferred.

                                 EXHIBIT I.A--4

                                  RED HEAD PLAN

          [As attached to Disclosure Statement, or as may be otherwise modified with the consent of Reorganized MRI]